UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _____)

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Hovnanian Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOVNANIAN ENTERPRISES, INC.
110 West Front Street, P.O. Box 500, Red Bank, N.J. 07701 (732) 747-7800

February 14, 2012
Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders, which will be held on Tuesday, March 27, 2012, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. The meeting will start promptly at 10:30 a.m., Eastern Daylight Time.

In accordance with the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet, the Company is primarily furnishing proxy materials to our shareholders of Class A Common Stock and registered shareholders of Class B Common Stock on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Shareholders for fiscal 2011) to each of those shareholders. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower costs, and reduce the environmental impact of our annual meeting. If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by telephone or by mail. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

We anticipate that the Notice will be mailed to our shareholders on or about February 14, 2012, and will be sent by electronic mail to our shareholders who have opted for such means of delivery on or about February 14, 2012.

All shareholders of record of Class B Common Stock who hold in nominee name have been sent a full set of paper proxy materials, including a proxy card. As in the past, shareholders of record of Class B Common Stock held in nominee name will only be able to vote by returning the enclosed proxy card in the envelope provided for this purpose or by voting in person at the Company’s 2012 Annual Meeting.

Attached to this letter is a Notice of Annual Meeting of Shareholders and Proxy Statement, which describes the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card or, if applicable, register your vote via the Internet or by telephone according to the instructions on the proxy card. If you attend the meeting, you may still choose to vote your shares personally even though you have previously designated a proxy.

We sincerely hope you will be able to attend and participate in the Company’s 2012 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

Sincerely yours,

Ara K. Hovnanian Chairman of the Board

PROXY VOTING METHODS

If at the close of business on January 30, 2012, you were a shareholder of record or held shares through a broker or bank, you may vote your shares as described below or you may vote in person at the Annual Meeting. To reduce our administrative and postage costs, we would appreciate if shareholders of Class A Common Stock and registered shareholders of Class B Common Stock would please vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 1 of the Proxy Statement. If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on March 26, 2012 to be counted unless otherwise noted below.

To vote by proxy:

Shareholders of Class A Common Stock and Registered Shareholders of Class B Common Stock:

BY INTERNET

•	Go to the website at www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•	From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials in order to vote by telephone.

BY MAIL

•	Request a proxy card from us by following the instructions on your Notice Regarding the Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

•	Mailed proxy cards must be received no later than March 26, 2012 to be counted for the Annual Meeting.

Shareholders of Record of Class B Common Stock held in Nominee Name:

•	Nominees of shareholders of Class B Common Stock may only appoint proxies by signing, dating and returning the enclosed proxy card in the envelope provided.

•
Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed and received not less than 3 nor more than 20 business days prior to March 27, 2012.

YOUR VOTE IS IMPORTANT — THANK YOU FOR VOTING

HOVNANIAN ENTERPRISES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Tuesday, March 27, 2012, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. for the following matters:

1.
The election of directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified;

2.	The ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2012;

3.	The approval of the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan; and

4.	The transaction of such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposal 2, and FOR proposal 3.

Only shareholders of record at the close of business on January 30, 2012 are entitled to notice of, and to vote at, the Annual Meeting. Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, proxy card(s) and the Company’s Annual Report for the fiscal year ended October 31, 2011.

To ensure your shares are voted, if you are a shareholder of Class A Common Stock or a registered shareholder of Class B Common Stock, you may vote your shares over the Internet, by telephone, or by requesting a paper proxy card to complete, sign and return by mail. These voting procedures are described on the preceding page and on the proxy card.

If you are a shareholder of record of Class B Common Stock held in nominee name, you may only appoint proxies to vote your shares by signing, dating and returning the enclosed proxy card in the envelope provided.

All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy card and return it promptly, or, if applicable, to register their vote via the Internet or by telephone according to the instructions on the preceding page and the proxy card.

By order of the Board of Directors,

MICHAEL DISCAFANI Secretary
February 14, 2012

If you are a shareholder of record and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card or, if applicable, so indicate when designating a proxy via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notice to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Michael Discafani, Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or other intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. If you do not plan to attend the Annual Meeting, please designate a proxy by mail or, if applicable, via the Internet or by telephone. If you choose to vote by mail, please complete, sign and date the enclosed proxy card and return it promptly so that your shares will be voted. If you have received a hard copy of the proxy materials, the enclosed envelope requires no postage if mailed in the United States.

TABLE OF CONTENTS
Page
GENERAL	1
VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	3
(1) ELECTION OF DIRECTORS	4
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS	7
(2) RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM	9
(3) APPROVAL OF 2012 HOVNANIAN ENTERPRISES, INC. STOCK INCENTIVE PLAN	9
THE COMPENSATION COMMITTEE	15
COMPENSATION DISCUSSION AND ANALYSIS	17
Executive Summary	17
Compensation Philosophy and Objectives	20
Fiscal 2011 Compensation Elements and Compensation Mix	22
Details of Compensation Elements	23
Actions for Fiscal 2012	32
Tax Deductibility and Accounting Implications	33
Timing and Pricing of Stock Options	33
Stock Ownership Guidelines	33
EXECUTIVE COMPENSATION	34
Summary Compensation Table	34
Grants of Plan-Based Awards in Fiscal 2011	38
Outstanding Equity Awards at Fiscal 2011 Year-End	41
Option Exercises and Stock Vested in Fiscal 2011	44
Non-Qualified Deferred Compensation for Fiscal 2011	44
Potential Payments Upon Termination or Change-in-Control Table	45
NON-EMPLOYEE DIRECTOR COMPENSATION	48
THE AUDIT COMMITTEE	53
THE AUDIT COMMITTEE REPORT	54
FEES PAID TO PRINCIPAL ACCOUNTANT	54
PRINCIPAL ACCOUNTANT INDEPENDENCE	55
CORPORATE GOVERNANCE	55
OVERSIGHT OF RISK MANAGEMENT	56
LEADERSHIP STRUCTURE	57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 27, 2012	59
GENERAL	59
SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING	60

Appendix A – 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan

HOVNANIAN ENTERPRISES, INC.
110 WEST FRONT STREET
P.O. BOX 500
RED BANK, NEW JERSEY 07701

PROXY STATEMENT

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the “Company”, “we”, “us”, or “our”) for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof.

Shares represented by properly executed proxies, that are received or executed in time and not revoked will be voted in accordance with the specifications thereon. If no specifications are made in an executed proxy, the persons named in the accompanying proxy card(s) will vote the shares represented by such proxies for the Board of Directors’ slate of directors; for the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the fiscal year ending October 31, 2012, and for the approval of the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan (the “2012 Plan”), and on any other matters as recommended by the Board of Directors, unless contrary instructions are given.

Any person may revoke a previously designated proxy before it is exercised. If you voted by Internet, telephone or mail and are a shareholder of record, you may change your vote and revoke your proxy by (i) delivering written notice of revocation to Michael Discafani, Secretary, provided such statement is received no later than March 26, 2012, (ii) voting again by Internet or telephone at a later time before the closing of voting facilities at 11:59 p.m. (Eastern Daylight Time) on March 26, 2012, (iii) submitting a properly signed proxy card with a later date that is received no later than March 26, 2012 or (iv) revoking your proxy and voting in person at the 2012 Annual Meeting. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2012 Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please note that attendance at the 2012 Annual Meeting will not by itself revoke a proxy.

VOTING RIGHTS AND SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The record date for the determination of shareholders entitled to vote at the meeting was the close of business on January 30, 2012. As of that date, the outstanding voting securities of the Company consisted of 81,851,185 shares of Class A Common Stock, each share entitling the holder thereof to one vote, and 14,661,378 shares of Class B Common Stock, each share entitling the holder thereof to ten votes, provided that specified ownership criteria have been met. Other than as set forth in the table below, there are no persons known to the Company to be the beneficial owners of shares representing more than 5% of either the Company’s Class A Common Stock or Class B Common Stock, which represent the classes of the Company’s voting stock.

The following table sets forth as of January 30, 2012 (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and Depositary Shares of the Company beneficially owned by each Director, each nominee for Director, each executive officer named in the tables set forth under “Executive Compensation” below and all Directors and executive officers as a group.  The table does not include ownership with respect to our 7.25% Tangible Equity Units, because none of the individuals or groups listed below has any ownership of such securities.

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1) (3)
Directors, Nominees for Director, Certain Executive Officers, Directors and Executive Officers as a Group and Holders of More Than 5%	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Estate of Kevork S. Hovnanian (4)	7,567,392	9.25%	7,138,646	48.69%
Ara K. Hovnanian (5)	4,137,001	5.05%	1,493,814	9.93%
Robert B. Coutts	101,019	0.12%
Edward A. Kangas	187,236	0.23%
Joseph A. Marengi	71,119	0.09%
Brad G. O’Connor	23,431	0.03%
Thomas J. Pellerito	1,163,918	1.42%
Peter S. Reinhart as Trustee of the Sirwart Hovnanian 1994 Marital Trust (6)			5,210,091	35.54%
John J. Robbins	118,575	0.14%
J. Larry Sorsby	199,302	0.24%
David G. Valiaveedan	17,160	0.02%			2,000	0.04%
Stephen D. Weinroth	217,736	0.27%	4,500	0.03%
All Directors and executive officers as a group (10 persons)	13,363,889	16.23%	13,847,051	92.09%	2,000	0.04%

(1)
The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attributes ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock that may be acquired within 60 days upon exercise of outstanding stock options are deemed to be outstanding. Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days of January 30, 2012, whether or not in-the-money, include the following: A. Hovnanian (0), R. Coutts (67,900), E. Kangas (106,700), J. Marengi (28,000), B. O’Connor (13,750), T. Pellerito (160,000), J. Robbins (67,900), J. Sorsby (75,000), D. Valiaveedan (7,032), S. Weinroth (106,700), and all Directors and executive officers as a group (632,982). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days of January 30, 2012, whether or not in-the-money, include the following: A. Hovnanian (375,000).

On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A Common Stock and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Rights Plan, if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series B Junior Preferred Stock for a purchase price of $35.00 per share. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.

(2)
Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days of January 30, 2012, held by the applicable Director, nominee, executive officer, group or other holder.

(3)	Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.

(4)
Includes 7,127,392 shares of Class A Common Stock and 7,138,646 shares of Class B Common Stock held by the Executors of the Estate of Kevork S. Hovnanian, deceased (the “Estate of Kevork S. Hovnanian”). Ara K. Hovnanian is special purpose Executor with respect to investments in the Company, but such shares are not also included in his separate figures of beneficial ownership. Also, includes 440,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian, wife of the Company’s deceased Chairman Kevork S. Hovnanian. The business address of each of the Executors is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

(5)
Includes 51,445 shares of Class B Common Stock held in a grantor retained annuity trust (the “AKH GRAT”) for which Ara K. Hovnanian is trustee, 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family related trusts as to which Ara K. Hovnanian has shared voting power and shared investment power and 37,374 shares of Class A Common Stock and 185,274 shares of Class B Common Stock held by Mr. Hovnanian’s wife and children. Ara K. Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in the AKH GRAT and such other accounts and trusts.

(6)
Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”). Peter S. Reinhart, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the “Marital Trust”), is the managing general partner of the Limited Partnership and as such has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership, as well as of the 376,265 shares of Class B Common Stock held directly by the Marital Trust. Mr. Reinhart disclaims beneficial ownership of the shares held by the Limited Partnership and the Marital Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company’s executive officers, directors, persons who own more than 10% of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). These Reporting Persons are required by SEC rules to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on the Company’s review of copies of the forms and amendments of forms it has received and written representations from the Company’s officers and directors, the Company believes that, with respect to the fiscal year ended October 31, 2011, all the Reporting Persons complied with all applicable filing requirements.

(1) ELECTION OF DIRECTORS

The Company’s Restated By-laws provide that the Board of Directors shall consist of up to eleven Directors who shall be elected annually by the shareholders. The Company’s Amended Certificate of Incorporation (the “Certificate of Incorporation”) requires that at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent, as defined therein.

Under the rules of the New York Stock Exchange (the "NYSE"), listed companies that have a controlling shareholder are not required to have a majority of independent directors, as defined by NYSE rules, or to comply with certain other requirements. Because Mr. A. Hovnanian, the Estate of Kevork S. Hovnanian, the Limited Partnership established for members of his family and family trusts hold more than 50% of the voting power of the Company, the Company is a controlled company within the meaning of the rules of the NYSE.  However, the Company does not avail itself of any of the exemptions afforded to controlled companies under the NYSE rules. This may change in the future at the Company’s discretion.

The Board of Directors has determined that a Board of Directors consisting of the seven nominees listed below is the best composition in order to satisfy both the independence requirements of the Company’s Certificate of Incorporation as well as the rules of the NYSE.  The Board of Directors has also determined that Messrs. Coutts, Kangas, Marengi, Robbins and Weinroth are independent as defined under the Company’s Certificate of Incorporation and the NYSE rules.

The following individuals are nominated by the Board of Directors to serve as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Director should become unavailable to serve as a Director, it is intended that the shares represented by proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Board of Directors
Name	Age	Company Affiliation	Year First Became a Director
Ara K. Hovnanian	54	President, Chief Executive Officer, Chairman of the Board & Director	1981
Robert B. Coutts	61	Director	2006
Edward A. Kangas	67	Director	2002
Joseph A. Marengi	58	Director	2006
John J. Robbins	72	Director	2001
J. Larry Sorsby	56	Executive Vice President, Chief Financial Officer & Director	1997
Stephen D. Weinroth	73	Director	1982

Board of Directors — Composition

The Board of Directors seeks to ensure that the Board of Directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. As discussed below under “Corporate Governance and Nominating Committee” beginning on page 7, a slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee. In the case of a vacancy on the Board of Directors (other than one resulting from removal by shareholders), the Corporate Governance and Nominating Committee will identify individuals believed to be qualified candidates to serve on the Board of Directors and will recommend any director nominees to the full Board of Directors for election.  The Board of Directors will then approve a director nominee to fill the vacancy on the Board of Directors.  In identifying candidates for Director, the Corporate Governance and Nominating Committee and the Board of Directors take into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members that may be made in connection with the self-examinations described below under “Corporate Governance and Nominating Committee” beginning on page 7, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors such bodies consider appropriate. Although the Company has no formal policy regarding diversity, the charter of the Corporate Governance and Nominating Committee includes a statement that it and the Board of Directors believe that diversity is an important component of a board of directors, including such factors as background, skills, experience, expertise, gender, race and culture.  As mentioned above, the Corporate Governance and Nominating Committee and the Board of Directors include diversity as one of several criteria that they consider in connection with selecting candidates for the Board of Directors. The Board of Directors seeks to ensure that it is composed of members whose particular background, expertise, qualifications, attributes and skills, when taken together, allow the Board of Directors to satisfy its oversight responsibilities effectively.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance and Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth below on pages 5 and 6. In particular, with regard to Mr. Coutts, the Board of Directors considered his strong background in the manufacturing sector, believing that his experience with a large multinational corporation engaged in the manufacture of complicated products is invaluable in evaluating the multiple integrated processes in the homebuilding business and also valuable in performance management and other aspects of the Company.  With regard to Mr. Kangas, the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience in consulting to clients in many diverse industries. With regard to Mr. Robbins, the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, which includes specialization in homebuilding companies. With regard to Mr. Marengi, the Board of Directors considered his strong background in the technology sector, because new technologies and their cost and benefit analyses are important factors in the success of the Company. With regard to Mr. Weinroth, the Board of Directors considered his many years of experience in the investment banking field, which are very valuable to the Company as it continues to evaluate its debt profile and capital structure and various financing and refinancing alternatives. With regard to Mr. Hovnanian, our Chief Executive Officer and Chairman of the Board, the Board of Directors considered his more than thirty years of experience with the Company. With regard to Mr. Sorsby, our Chief Financial Officer, the Board of Directors considered his more than twenty years of experience with the Company.

Board of Directors — Nominees’ Biographies

Mr. Hovnanian has been Chief Executive Officer since July 1997 after being appointed President in 1988 and Executive Vice President in 1983. Mr. Hovnanian joined the Company in 1979 and has been a Director of the Company since 1981 and was Vice Chairman from 1998 through November 2009. In November 2009, he was elected Chairman of the Board following the death of Kevork S. Hovnanian, the chairman and founder of the Company and the father of Mr. Hovnanian.

Mr. Coutts retired from the position of Executive Vice President of Lockheed Martin Corporation (NYSE), which he held from 2000 to 2008. Mr. Coutts was President and COO of the former Electronics Sector of Lockheed Martin. He was elected an officer by the Board of Directors of Lockheed Martin in December 1996. Mr. Coutts held management positions with General Electric Corporation (NYSE) from 1972-1993, and was with GE Aerospace when it became part of Lockheed Martin in 1993. Mr. Coutts is the retired Chairman of Sandia Corporation, a subsidiary of Lockheed Martin Corp., and is on the Board of Directors of Stanley Black and Decker (NYSE) and is the Chairman of its Governance and Nominating Committee, as well as the Pall Corporation (NYSE), and is also a member of the Board of Overseers, College of Engineering, Tufts University. He was elected Director of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Compensation Committee.

Mr. Kangas was Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from December 1989 to May 2000, when he retired. He also serves on the Boards of Directors of United Technologies Corp. (NYSE), AllScripts, Inc. (NASDAQ), Tenet Healthcare Corporation, Inc. (NYSE), and Intuit, Inc. (NASDAQ). He was on the Board of Directors of Electronic Data Systems, Inc. (NYSE) from 2004 to 2008. Mr. Kangas is the past Chairman of the Board of the National Multiple Sclerosis Society. Mr. Kangas was elected as a Director of Hovnanian Enterprises, Inc. in September 2002, is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Marengi, since July 2007, serves as a Venture Partner for Austin Ventures. Prior to that date, Mr. Marengi served as senior vice president for the Commercial Business Group of Dell Inc. (NASDAQ). In this role, Mr. Marengi was responsible for the Dell units serving medium business, large corporate, government, education and healthcare customers in the United States. Mr. Marengi joined Dell in July 1997 from Novell Inc. (NASDAQ), where he was president and chief operating officer. He joined Novell in 1989 and moved through successive promotions to become executive vice president of worldwide sales and field operations. He is also an outside Director for Quantum Corporation (NYSE) and is a member of its Compensation Committee and serves as Chairman of the Board for Entorian Technologies, Inc. (NASDAQ). Mr. Marengi was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2006 and is member of the Company’s Corporate Governance and Nominating Committee.

Mr. Robbins was a managing partner of the New York office of Kenneth Leventhal & Company and executive committee partner, retiring from the firm in 1992. He was made a partner of Kenneth Leventhal & Company in 1973. Mr. Robbins was a Trustee of Keene Creditors Trust from 1996 until July 2009. He was Director and the Chairman of the Audit Committee of Raytech Corporation from May 2003 until March 2007, and was a Director and Chairman of the Audit Committee of Texas Petrochemicals Inc. from May 2006 until December 2009. Mr. Robbins was elected as a Director of Hovnanian Enterprises, Inc. in January 2001, and is a member of the Company’s Audit Committee.

Mr. Sorsby has been Chief Financial Officer of Hovnanian Enterprises, Inc. since 1996, and Executive Vice President since November 2000. Mr. Sorsby was also Senior Vice President from March 1991 to November 2000 and was elected as a Director of the Company in 1997.

Mr. Weinroth is Chairman of the Board of Craig Michaels, Inc., a private company which links senior managers of buyers and sellers in various fields, to establish communications between executives in each field. From 2003 to mid-2008 he was a Managing Member of Hudson Capital Advisors, LLC and since then he has been an advisor to Coral Reef Capital Partners, a successor firm to some of the Hudson Capital employees.

He is Chairman of the Board (Emeritus) of Core Laboratories, N.V. (NYSE), a global oil field service company where he had previously been Chairman from 1994 through 2001. From l989 to 2003, he served as Co-Chairman and head of the Investment Committee of First Britannia Mezzanine, N.V., a European private investment firm. He is presently Chairman of the Central Asia Education Foundation, a successor to the Central Asian-American Enterprise Fund, to which he was appointed by the President of the United States. Mr. Weinroth has been Chairman of four NYSE-listed companies and Chief Executive of three of them.

He is also a Trustee and the immediate past Chairman of The Joyce Theatre Foundation, Inc., and a Trustee of the Paul Taylor Dance Foundation. Mr. Weinroth has been a Director of Hovnanian Enterprises, Inc. since 1982, is Chairman of the Company's Compensation Committee and Corporate Governance and Nominating Committee, and is a member of its Audit Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended October 31, 2011, the Board of Directors held four regularly scheduled meetings and two telephonic meetings. In addition, Directors considered Company matters and had communications with the Chairman of the Board of Directors and others outside of formal meetings. During the fiscal year ended October 31, 2011, each Director attended 100% of the meetings of the Board of Directors and at least 95% of the meetings of its Committees on which such Director served. Directors are expected to attend the Annual Meeting of Shareholders, but the Company does not have a formal policy with respect to attendance. All of the members of the Board of Directors attended the Annual Meeting of Shareholders held on March 15, 2011.

Audit Committee

The members of the Audit Committee of the Board of Directors are Messrs. Kangas, Robbins and Weinroth. The Board of Directors has determined that all of the members of the Audit Committee meet the standards for independence in our Certificate of Incorporation, available on our website at www.khov.com under “SEC Filings/Quarterly Filings/09-08-08 Filing Date,” and the independence requirements mandated by the NYSE listing standards.

The Audit Committee is currently chaired by Mr. Kangas and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company’s independent registered public accounting firm and meeting with them to review the results of their work as well as their recommendations. The Audit Committee selects the Company’s independent registered public accounting firm and also approves and reviews their fees. The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.khov.com under “Investor Relations/Corporate Governance.”  During the fiscal year ended October 31, 2011, the Audit Committee met on four occasions and held eight telephonic meetings. The Audit Committee also authorizes staffing and compensation of the Internal Audit Department. The Vice President of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company’s compliance with certain Company procedures which are designed to enhance management’s understanding of operating issues and the results of the Audit Department’s annual audits of the various aspects of the Company’s business. In fiscal 2011, the Audit Department issued seven traditional audit reports and performed 15 reviews pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. For additional information related to the Audit Committee, see “The Audit Committee” below.

Compensation Committee

            The members of the Compensation Committee of the Board of Directors are Messrs. Weinroth, Kangas and Coutts. The Board of Directors has determined that all of the members of the Compensation Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the NYSE listing standards.  The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on our website at www.khov.com under “Investor Relations/Corporate Governance.”

            The Compensation Committee is currently chaired by Mr. Weinroth and is responsible for reviewing salaries, bonuses and other forms of executive compensation for the Company’s senior executives, key management employees and non-employee Directors, and is active in other compensation and personnel areas as the Board of Directors from time to time may request.  In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act, and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended. For a discussion of the criteria used and factors considered by the Compensation Committee in reviewing and determining executive compensation, see “The Compensation Committee” and “Compensation Discussion and Analysis” below. During the fiscal year ended October 31, 2011, the Compensation Committee met on four occasions and held no telephonic meetings.

Corporate Governance and Nominating Committee

            The Company has established a Corporate Governance and Nominating Committee, although the Company is not required to have such committee because it is a controlled company under the rules of the NYSE. The members of the Corporate Governance and Nominating Committee of the Board of Directors are Messrs. Weinroth, Kangas and Marengi. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the NYSE listing standards.

The Corporate Governance and Nominating Committee is currently chaired by Mr. Weinroth. The Corporate Governance and Nominating Committee is responsible for corporate governance matters, and reviewing and recommending nominees for the Board of Directors, succession planning and other Board-related policies. The Corporate Governance and Nominating Committee also oversees the annual performance evaluation of the Board of Directors and its Committees, the Board’s periodic review of the Company’s Corporate Governance Guidelines (“Guidelines”) and compliance with the Company’s Related Person Transaction Policy. During the fiscal year ended October 31, 2011, the Corporate Governance and Nominating Committee met on three occasions and held no telephonic meetings.

The Guidelines require that annually each Director prepares an assessment of each Board committee on which he serves as well as the full Board of Directors as to the effectiveness of each committee and the full Board of Directors and any recommendations for improvement.  The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which may be found at www.khov.com under “Investor Relations/Corporate Governance,” and the Guidelines may be found at the same website address.

In conducting its nomination function, among other factors, the Board of Directors generally considers the size of the Board of Directors best suited to fulfill its responsibilities, the Board of Directors’ overall membership composition to ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds, the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

The Company does not have a specific policy regarding shareholder nominations of potential directors to the Board of Directors, other than through the process described under “Shareholder Proposals for the 2013 Annual Meeting” below.   The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders. Possible nominees to the Board of Directors may be suggested by any Director and given to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may seek potential nominees and engage search consultants to assist it in identifying potential nominees. The Corporate Governance and Nominating Committee adopted an amendment to its charter in November 2009 affirming its belief that diversity is an important factor to consider in evaluating potential nominees. The Corporate Governance and Nominating Committee recommends to the Board of Directors a slate of nominees for the Board of Directors for inclusion in the matters to be voted upon at the Annual Meeting. The Company’s Restated By-laws provide that Directors need not be shareholders. Vacancies on the Board of Directors, other than those resulting from removal by shareholders, may be filled by action of the Board of Directors.

As of the 90th calendar day prior to March 15, 2012, the Board of Directors had not received any recommendation for the nomination of a candidate to the Board of Directors by any shareholder or group of shareholders that at such time held more than 5% of the Company’s voting stock for at least one year.

VOTE REQUIRED

The election of the nominees to the Company’s Board of Directors for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified, requires that each director be elected by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2012 Annual Meeting. In determining whether each director has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership and certain family trusts have informed the Company that they intend to vote in favor of the nominees named in this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR the election of the nominees named in this proposal to the Company’s Board of Directors.

(2) RATIFICATION OF THE SELECTION OF AN INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The selection of an independent registered public accounting firm to examine financial statements of the Company to be made available or transmitted to shareholders and to be filed with the SEC for the fiscal year ending October 31, 2012 is submitted to this Annual Meeting of Shareholders for ratification. Deloitte & Touche LLP has been selected by the Audit Committee of the Company to examine such financial statements. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a new independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders.

The Company has been advised that representatives of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

VOTE REQUIRED

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine financial statements of the Company for the year ending October 31, 2012, requires the majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, present in person or by proxy at the 2012 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership and certain family trusts have informed the Company that they intend to vote in favor of this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

 (3) APPROVAL OF 2012 HOVNANIAN ENTERPRISES, INC. STOCK INCENTIVE PLAN

Shareholders are being asked to consider and approve a proposal to adopt a new stock incentive plan to be named the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan (the “2012 Plan”). The 2012 Plan, if approved, will permit the Company to continue making equity-based and other incentive awards to its employees, directors and consultants in a manner intended to properly incentivize such individuals by aligning their interest with the interests of the Company’s stockholders.  In recent years, the Company has granted equity-based incentive awards under its Amended and Restated 2008 Stock Incentive Plan (the “2008 Plan”).  However, the Company presently has insufficient shares remaining available for future grants under its 2008 Plan to make equity grants at a level that would be commensurate with the Company’s past practices and performance.  The proposed 2012 Plan is similar in its terms to the 2008 Plan.  Assuming that stockholders approve the proposed 2012 Plan, an aggregate of 5,000,000 shares will become available for issuance pursuant to new awards under the 2012 Plan and no new awards will be granted under the 2008 Plan (although awards previously granted under the 2008 Plan will remain outstanding thereunder pursuant to the terms thereof).  No awards or contingent awards have been or will be granted under the 2012 Plan prior to obtaining shareholder approval for the 2012 Plan.

The principal purpose of the proposed 2012 Plan is to facilitate the ability to grant contemplated long-term performance awards to key employees of the Company.  No awards or contingent awards have been made under the proposed 2012 Plan.

For a discussion of the 2012 Plan, see “Material Features of the 2012 Plan” below.  The 2012 Plan is set forth in Appendix A hereto.

The Company’s Board of Directors has approved the adoption of the 2012 Plan and recommends that shareholders vote for the approval of the 2012 Plan.

Material Features of the 2012 Plan

The following is a brief summary of the material features of the 2012 Plan. Because this is only a summary, it does not contain all the information about the 2012 Plan that may be important to you and is qualified in its entirety by the full text of the 2012 Plan as set forth in Appendix A hereto.

Purpose

The purpose of the 2012 Plan is to aid the Company and its affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate those employees, directors and consultants to exert their best efforts on behalf of the Company and its affiliates by providing incentives through the granting of “Awards”, which consist of options, stock appreciation rights or other stock-based Awards (including performance-based Awards) granted pursuant to the 2012 Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2012 Plan if they are selected by the Compensation Committee of the Board of Directors (the “Committee”) to participate in the 2012 Plan (any such individual, a “Participant”).  For the fiscal year ended October 31, 2011, approximately 10 employees, 5 directors (includes non-employee directors only), and no consultants were selected by the Committee to participate in the 2008 Plan.  The Company anticipates that future participation by employees and directors under the 2012 Plan will be at levels similar to their past participation under the 2008 Plan.

Administration

The 2012 Plan is generally administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each intended to be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which shares of common stock of the Company are listed or admitted to trading: provided, however, that any action permitted to be taken by the Committee may be taken by the Board of Directors in its discretion. Additionally, if the Company’s CEO is serving as a member of the Board of Directors, the Board of Directors may by specific resolution constitute the CEO as a “committee of one” with the authority to grant Awards covering up to 1,000,000 shares per fiscal year to certain non-executive officer Participants.

Awards

Awards are determined (“granted”) by the Committee and are subject to the terms and conditions stated in the 2012 Plan and to such other terms and conditions, not inconsistent therewith as the Committee shall determine. Any stock options granted must have a per share exercise price that is not less than 100% of the fair market value of the Company’s common stock underlying such stock options on the date an option is granted (other than in the case of options granted in substitution of previously granted awards). The maximum term for stock options granted under the 2012 Plan is ten years from the initial date of grant.

In the event a performance-based Award is granted under the 2012 Plan, it may be granted in a manner that would cause the Award to be deductible by the Company under Section 162(m) of the Code. To that end, performance-based Awards intended to be deductible under Section 162(m) of the Code must be based on the attainment by the Company of written performance goals approved by the Committee. Within 90 days after the start of a designated performance period (or, if less, the number of days which is equal to 25% of such performance period), the Committee will establish the objective performance goals for each Participant. The performance goals will be based on one or more of the following criteria: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share of common stock of the Company; (5) book value per share; (6) return on shareholders’ equity; (7) total shareholder return; (8) expense management; (9) return on investment; (10) improvements in capital structure; (11) profitability of an identifiable business unit or product; (12); maintenance or improvements of profit margins; (13) stock price; (14) market share; (15) revenues or sales; (16) costs; (17) cash flow; (18) working capital; (19) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (20) return on assets.

Prior to the payment of any Award, the Committee, or its delegate, will certify that the applicable performance goals have been met. In connection with such certification, the Committee, or its delegate, may decide to pay amounts, which are less than the Award otherwise payable for achievement of the applicable performance goals at the sole discretion of the Committee or its delegate. Payment of an Award to a Participant will occur only after such certification and will be made as determined by the Committee in its sole discretion after the end of such performance period.

Effect of Certain Events on 2012 Plan and Awards

In the event of any change in the outstanding shares of common stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange or change in capital structure, any distribution to shareholders of common stock other than regular cash dividends or any similar event, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (1) the number or kind of common stock or other securities that may be issued as set forth in the 2012 Plan or pursuant to outstanding Awards, (2) the option price, (3) the maximum number or amount of Awards that may be granted to a Participant during a fiscal year and/or (4) any other affected terms of such Awards. Except as otherwise provided in an Award agreement, in the event of a Change in Control (as defined in the 2012 Plan), the Committee in its sole discretion and without liability to any person may take such actions, if any as it deems necessary or desirable with respect to any Award.

Limitations

The 2012 Plan provides that the total number of shares of common stock of the Company that may be issued under the 2012 Plan is 5,000,000, and the maximum amount that may be paid with respect to performance-based Awards (other than Awards denominated in Shares) during a fiscal year to any Participant cannot exceed the greater of (x) $15 million or (y) 2.5% of the Company’s income before income taxes as reported in the Company’s audited consolidated financial statements prepared for the year in respect of which the performance-based Award is to be paid.  The number of shares covered by Awards granted under the 2012 Plan that terminate or lapse without the payment of consideration will be available for future grants under the 2012 Plan.  Additionally, the maximum number of shares of common stock of the Company for which options or stock appreciation rights may be granted during a fiscal year to any Participant is 2,000,000 and the maximum number of shares that may be subject to other Share-denominated performance Awards granted during a fiscal year to any Participant is also 2,000,000.

No award may be granted under the 2012 Plan after the tenth anniversary of January 10, 2012 (i.e., the date when the Board of Directors adopted the 2012 Plan), but Awards theretofore granted may be extended beyond that date.

Amendment and Termination

The Committee may amend, alter or discontinue the 2012 Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as provided in the 2012 Plan in connection with adjustments in certain corporate events), increase the total number of shares of common stock of the Company reserved for the purposes of the 2012 Plan or change the maximum number of shares of common stock of the Company for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the 2012 Plan; provided, however, that the Committee may amend the 2012 Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. The Committee may not amend, alter or discontinue the provisions relating to a Change in Control (as defined in the 2012 Plan) after the occurrence of a Change in Control.

Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, and subject to the conditions stated in the 2012 Plan, a Participant may transfer an option (other than an option that is also an incentive stock option granted pursuant to the 2012 Plan) in whole or in part by gift or domestic relations order to a family member of the Participant.

Certain United States Federal Income Tax Consequences

Stock Options

An employee to whom an incentive stock option (“ISO”) that qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee.

When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Any subsequent sale of the shares by the employee will result in long- or short-term capital gain or loss, depending on the applicable holding period. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Stock

Unless an election is made by the Participant under Section 83(b) of the Code, the grant of an Award of restricted stock will have no immediate tax consequences to the Participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the Participant and the Company), a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the restrictions lapse, less any amount paid with respect to the Award of restricted stock, multiplied by (y) the number of shares of restricted stock with respect to which restrictions lapse on such date. The Participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The Participant’s holding period will commence on the date on which the restrictions lapse.

A Participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an Award of restricted stock to recognize ordinary income on the date of award based on the fair market value of common stock of the Company on such date. An employee making such an election will have a tax basis in the shares of restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee’s holding period for such restricted stock for tax purposes will commence on the date after such date.

With respect to shares of restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Stock Units

A Participant to whom a restricted stock unit (“RSU”) is granted generally will not recognize income at the time of grant (although the Participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of shares of common stock of the Company in respect of an RSU, a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the common stock of the Company is delivered, multiplied by (y) the number of shares of common stock of the Company delivered.

Other Stock-based Awards

With respect to other stock-based Awards paid in cash or common stock, Participants will generally recognize income equal to the fair market value of the Award on the date on which the Award is delivered to the recipient.

Code Section 409A

Section 409A of the Internal Revenue Code (“Section 409A”) generally sets forth rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain Awards that may be granted under the 2012 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Committee intends to administer and operate the 2012 Plan and establish terms (or make required amendments) with respect to Awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a Participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event the Company is required to delay delivery of shares or any other payment under an Award in order to avoid the imposition of an additional tax under Section 409A, the Company will deliver such shares (or make such payment) on the first day that would not result in the Participant incurring any tax liability under Section 409A. The Committee may amend the 2012 Plan and outstanding Awards to preserve the intended benefits of Awards granted under the 2012 Plan and to avoid the imposition of an additional tax under Section 409A of the Code.

General

Ordinary income recognized by virtue of the exercise of non-qualified options, the lapse of restrictions on restricted stock or RSUs or payments made in cash or shares of common stock of the Company is subject to applicable tax withholding as required by law.

The Company generally will be entitled to a federal tax deduction to the extent permitted by the Code at the time and in the amount that ordinary income is recognized by Participants.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or other Awards or to their employers or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

The following table provides information as of October 31, 2011, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of Class A Common Stock securities to be issued upon exercise of outstanding options, warrants and rights (2)(5)	Number of Class B Common Stock securities to be issued upon exercise of outstanding options, warrants and rights (2)(5)	Weighted average exercise price of outstanding Class A Common Stock options, warrants and rights(3)	Weighted average exercise price of outstanding Class B Common Stock options, warrants and rights(4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a)) (1)
	(a)	(a)	(b)	(b)	(c)
Equity compensation plans approved by security holders:	6,033,828	3,682,610	$8.95	$3.68	72,952
Equity compensation plans not approved by security holders:	—	—	—	—	—
Total	6,033,828	3,682,610	$8.95	$3.68	72,952

(1)	Under the Company’s equity compensation plans, securities may be issued in either Class A Common Stock or Class B Common Stock.

(2)	Includes the maximum number of shares that are potentially issuable under the share portion of performance-based long-term incentive program awards made to certain associates.

(3)
Does not take into account 2,543,433 shares that may be issued upon the vesting of restricted stock and performance-based awards discussed in (2) above, nor 233,528 shares of restricted stock vested and deferred at the associates' election, because they have no exercise price.

(4)
Does not take into account 1,385,970 shares that may be issued upon the vesting of the performance-based awards discussed in (2) above, nor 459,140 shares of restricted stock vested and deferred at the associates’ election, because they have no exercise price.

(5)
These shares include 3,531,980 shares that would be issued in full only if the maximum level of performance for performance-based awards is achieved, which is not currently expected.  These shares also include 748,704 shares that may be issued upon exercise of outstanding options with exercise prices greater than $10 per share.

VOTE REQUIRED

Adoption of the 2012 Plan requires approval by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2012 Annual Meeting, provided that a majority of the outstanding shares are voted on the proposal.  In determining whether the proposal has received the requisite number of affirmative votes, abstentions are considered votes cast and, thus, will have the same effect as a vote “against” the proposal and will be counted in determining whether a majority of the outstanding shares of common stock are voted on the proposal. Broker non-votes will not count as votes cast “for” or “against” the proposal to adopt the 2012 Plan and will have no effect on the outcome of the proposal, assuming a majority of the outstanding shares of common stock are otherwise voted on the proposal.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership and certain family trusts have informed the Company that they intend to vote in favor of the 2012 Plan. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR approval of the 2012 Plan.

THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is the principal overseer of the Company’s various policies and procedures related to executive compensation. The Committee meets at least three times a year to discuss industry trends with regard to overall compensation issues and consults with outside compensation consultants as needed. The Committee is governed by its Charter which is available on the Company’s public website (www.khov.com).

Areas of Responsibility

The Committee, in conjunction with the Board of Directors and with management’s input, shapes the Company’s executive compensation philosophy and objectives. In particular, the Committee is charged with:

•
Reviewing, at least annually, the salaries, bonuses and other forms of compensation, including stock option grants, for the Company’s senior executives (which include the Chairman of the Board, President and Chief Executive Officer (the “CEO”),  the Executive Vice President and Chief Financial Officer (the “CFO”), the Chief Operating Officer (the “COO”) and the other named executive officers (“NEOs”) for whom compensation is reported in the tables below);

•	Reviewing, at least annually, compensation paid to the Company’s non-employee Directors;

•	Participating in the review of compensation of other designated key employees of the Company;

•
Periodically reviewing the Company’s policies and procedures pertaining to the Company’s equity award plans and forms of equity grants to all employees and non-employee Directors, employee benefit plans (for example, the 401(k) plan and deferred compensation plans), severance agreements, executive perquisites, and forms of equity grants to all employees and non-employee directors;

•	Fostering good corporate governance practices as they relate to executive compensation; and

•
Reviewing, at least annually, as part of the Board of Directors’ responsibilities, the Company's compensation program to assess whether there are any compensation risks that are reasonably likely to result in a material adverse effect on the Company (see "Oversight of Risk Management" below).

These areas of responsibilities are discussed in more detail below under “Compensation Discussion and Analysis.”  During the fiscal year ended October 31, 2011, the members of the Committee were all independent, non-employee Directors.

Compensation Review Process for the Named Executive Officers

The Committee, in conjunction with the Board of Directors and with management’s input, is responsible for making decisions related to the overall compensation of the NEOs.

At least annually, the Committee establishes objective financial measures for determining bonus awards to the NEOs. The Committee also considers salary, employee benefits and discretionary bonus awards, if any, for the NEOs.

In determining overall compensation for the NEOs, the Committee may consult with other members of the Board of Directors, including the CEO and the CFO. These individuals often provide the Committee with insight on the overall performance of executives, including the achievement of personal objectives, if any, rather than relying solely on the Company’s financial performance measures in determining their compensation with the exception that the CEO and CFO are not present for the Committee’s evaluation of their individual performance. The Committee also engages an outside compensation specialist related to various compensation issues.  Notwithstanding any of this input, the Committee has the sole discretion to make all final decisions related to NEO compensation.

Outside Compensation Consultant

Since October 2003, the Committee has engaged Pearl Meyer & Partners (“PM&P”) as the Committee’s independent outside compensation consultant to provide services related to executive and non-employee Director compensation. PM&P does not provide any other services to the Company unless approved by the Committee and no such services were provided in fiscal 2011. In fiscal 2011, PM&P assisted the Committee with its review of the Company’s annual bonus and long-term incentive plans for the NEOs as well as its review of the compensation program for the non-employee directors.  The consultant’s analysis included a review of the compensation of the named executive officers among the Company’s peer group of 11 publicly-traded homebuilding companies (the “Peer Group”).

The Committee’s primary objective in engaging PM&P is to obtain advice and feedback related to maintaining programs that provide compensation opportunities for executives within the median range of the competitive homebuilder Peer Group for comparable financial performance. The Committee may also instruct PM&P to provide assistance in fostering an overall compensation program that aligns with its compensation philosophy to guide, motivate, retain and reward its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals, including increased long-term shareholder value in the context of a challenging business environment.

The Committee weighs the information gathered from PM&P, the members of the Board of Directors and the members of management it has consulted in conjunction with its review of other information the Committee considers relevant when making decisions or making recommendations to the full Board of Directors regarding executive compensation.

Board Communication

The Company’s Board of Directors is updated at least quarterly of any compensation decisions or recommendations made by the Committee and the Committee requests feedback from the Board of Directors regarding specific compensation issues as it deems necessary.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with the Company’s management. Based on its review, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011.

COMPENSATION COMMITTEE

Stephen D. Weinroth, Chair
Robert B. Coutts
Edward A. Kangas

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended October 31, 2011, the members of the Compensation Committee were Messrs. Weinroth, Kangas, and Coutts. Each of Messrs. Weinroth, Kangas, and Coutts are non-employee Directors, were never officers or employees of the Company or any of its subsidiaries and did not have any relationships requiring disclosure under Item 404 of Regulation S-K during fiscal 2011. None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served on our Board of Directors or our Compensation Committee during fiscal 2011.

COMPENSATION DISCUSSION AND ANALYSIS

1. EXECUTIVE SUMMARY

Best Practices

•
Pay-for-Performance:  The Compensation Committee (“Committee”) ties increases or decreases in overall compensation with the overall financial performance of the Company. During fiscal years when the Company’s profitability has been higher, total compensation has been higher. During more recent years when the Company’s performance has been lower due in part to the economic downturn and recession, which is particularly significant in the housing industry, the overall compensation has been lower than during profitable periods.  The Committee seeks to motivate management to achieve improved financial performance of the Company through bonus plans that reward higher performance with increased bonus opportunities. In its selection of metrics to measure bonus achievement, the Committee has selected metrics to correspond to the financial needs of the Company during the relevant period. During periods of profitability, the bonus metrics were focused on profitability and return on shareholders’ equity measures. During recent periods when there was little or no likelihood of profits, bonus metrics were focused on opportunities that would reduce the Company’s debt obligations and improve cash flow and liquidity to enable the Company to weather the difficult economic conditions and return to profitability.

The following graph demonstrates the link between the CEO’s annual realized pay and the Company’s Total Shareholder Return (“TSR”).  Annual realized pay includes salary, annual bonus, perquisites and other compensation plus the realized value of options exercised and shares vesting during the fiscal year.

(1)
The TSR Index for each fiscal year is based on TSR relative to fiscal 2005 TSR and reflects the TSR index of the prior fiscal year because this has been the TSR performance available to the Committee when setting CEO pay.

•
Emphasis on Long-Term Value Creation and Retention:  The Committee seeks to align the interests of management with the long-term interests of the shareholders by granting a significant portion of the total compensation in the form of stock options that increase in value as the Company’s financial performance improves.  The Committee also seeks to retain management through the utilization of compensation methods that require executives to be employed through various vesting periods in order to receive the full financial benefits of stock option grants that vest over multiple years, deferred shares as part of an annual bonus and the Long-Term Incentive Plan implemented in fiscal 2010.

•
Maintaining Appropriate Peer Group:  In constructing the Peer Group, the Committee selected those companies that compete directly with the Company in the homebuilding industry, are of comparable size and complexity in operations to the Company and are generally in the markets in which the Company competes. The Committee reviews the composition of the Peer Group on an annual basis and makes adjustments, if needed.  The Committee reviews the executive compensation of the Peer Group companies and seeks to award total compensation opportunity for our NEOs near the median of the Peer Group, with variation in actual compensation earned both above and below the median, depending on performance.

•
No Excise Tax Gross-Ups, SERPs or Defined Benefit Plans:  The Company does not maintain employment agreements that provide contractual rights to employees upon termination of employment (other than upon death or disability) except for the change in control severance agreements the Company entered into with Messrs. O’Connor and Valiaveedan in January 2012 discussed below under “Actions for Fiscal 2012,” and it does not provide excise tax gross-ups, supplemental executive retirement plans or defined benefit pension plans for NEOs.

•
Maintenance and Enforcement of Stock Ownership Guidelines: The Board of Directors has established stock ownership guidelines requiring the CEO and CFO to maintain minimum levels of stock ownership as set forth below under “Stock Ownership Guidelines.”

•
Perquisites:  The Committee has provided NEOs only a few perquisites in addition to typical medical, dental and life insurance benefits.  The Company limits the personal use of Company automobiles and its fractional aircraft share, reimbursement for country club dues and personal income tax preparation to the CEO.  In addition, perquisites are not grossed up for personal income taxes.

Compensation Decisions for Fiscal 2011

The Committee’s compensation decisions for fiscal 2011 reflect a conservative approach to fixed pay elements (base salary), the achievement of pre-established goals (annual bonuses) and long-term equity awards well below median in view of the Company’s stock performance and the challenging business environment.

•
Base Salaries:  Three of the five NEOs (the CEO, CFO and COO) received no base salary increase for fiscal 2011.  The remaining two NEOs received a nominal salary increase.  The amounts in the Summary Compensation Table for fiscal 2011 appear to reflect increases for the CFO and COO because their fiscal 2010 salary increases occurred after the beginning of the 2010 fiscal year, resulting in a pro-rated salary figure being reported for fiscal 2010.

•
Annual Bonuses:  Consistent with the achievement of specified financial or personal objectives, fiscal 2011 bonuses were paid to all NEOs.  Bonuses for the CEO and CFO were the same as for fiscal 2010.  The COO’s bonus was paid at the same rate as for fiscal 2010, taking into consideration that he was COO for only a portion of fiscal 2010.  Bonuses for the other NEOs increased by 2%, the amount of their annual salary increase, since their bonus calculations are a percentage of base salary.

•	Discretionary Bonuses: None were made in fiscal 2011 to any NEO.

•
Long-Term Awards, including stock options and participation in the Long-Term Incentive Plan (described below):  Grants of equity awards made to NEOs in fiscal 2011 and the annualized target value of the Company’s Long-Term Incentive Plan fell considerably below median Peer Group long-term incentive compensation levels.  The Long-Term Incentive Plan was implemented in fiscal 2010 as a multi-year award with a three-year performance period (fiscal 2011-2013), with additional vesting conditions in fiscal 2014 and 2015.

•
Impact on CEO Total Direct Compensation:  The following graphs compare fiscal 2011 CEO direct compensation (excluding all other compensation elements) to the most recently published Peer Group median data available to the Committee when finalizing fiscal 2011 CEO compensation.

(1)	Reflects the most recently published Peer Group Median data available to the Committee when finalizing fiscal 2011 CEO compensation.
(2)	Reflects the sum of base salary, annual bonus/incentive and long-term incentive awards, excluding all other compensation elements.

(1)	Reflects the most recently published Peer Group Median data available to the Committee when finalizing fiscal 2011 CEO compensation.

2. COMPENSATION PHILOSOPHY AND OBJECTIVES

The Committee, in conjunction with the Board of Directors and with senior management, has been instrumental in shaping the Company’s compensation philosophy and objectives because of its responsibilities and oversight of the Company’s various policies and procedures concerning executive compensation.

The six primary objectives that the Committee considered in making compensation decisions are discussed below. In making compensation-related decisions, the Committee also considered its role in promoting good corporate governance practices.

Primary Objectives for the Compensation Program

The Company’s primary objectives for compensating its executives are as follows:

1.	To fairly compensate its executives in a manner that is appropriate with respect to their performance, level of responsibilities, abilities and skills;

2.	To offer compensation that guides, motivates, retains and rewards its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals;

3.	To align the executive’s interests with the interests of the shareholders;

4.
To maintain competitive pay opportunities for its executives so that it retains its talent pool and, at the same time, has the ability to attract new and highly-qualified individuals to join the organization as it grows or in the event of succession or replacement of an executive;

5.	To safeguard that the reward system is appropriately designed in the context of a challenging business environment; and

6.	To ensure that compensation plans do not incentivize a level of risk that is reasonably likely to have a material adverse effect on the Company.

Tailored Compensation

Consistent with these objectives, the Company’s compensation philosophy also takes into consideration the very unique roles played by each of the NEOs for whom compensation is reported in the tables below, and seeks to individually tailor their compensation packages to align their pay mix and pay levels with their contributions to, and positions within, the Company. For example:

•
CEO, CFO and COO: The compensation package of the CEO, Mr. Ara K. Hovnanian, the CFO, Mr. J. Larry Sorsby, and the COO, Mr. Thomas J. Pellerito, differ from that of the other NEOs due to their unique roles and elevated set of responsibilities. Because the CEO, CFO and COO make executive decisions that influence the direction, stability and profitability of the Company, their overall compensation is intended to strongly align with objective financial measures of the Company.

•
Other NEOs: The Company’s Vice President — Chief Accounting Officer and Corporate Controller, Mr. Brad G. O’Connor, and Vice President — Finance and Treasurer, Mr. David G. Valiaveedan, have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions. Therefore, overall compensation levels for these NEOs reflect both objective financial measures of the Company and the attainment of personal objectives (as determined by the Committee, which may consult with the CFO, the CEO and other members of senior management).

Variable Incentive Compensation and Discretionary Awards

The Company’s compensation philosophy emphasizes variable incentive compensation elements (bonus and long-term incentives), the value of which reflects the Company’s financial and stock performance. For executives who report to the CFO, the variable compensation elements also include personal performance objectives. For all executive officers, the Committee retains the flexibility to adjust incentive awards downward or to consider discretionary bonus awards in “special circumstances” as described on page 28 under “Discretionary Bonuses.”  No discretionary bonus awards were made in fiscal 2011 to any NEO.

Peer Group Considerations

As context for setting the compensation levels for the CEO, CFO and COO in fiscal 2011, the Committee considered the compensation levels and practices of its Peer Group companies. The Company’s Peer Group includes the following 11 publicly-traded homebuilding companies: (1) Beazer Homes USA, Inc.; (2) D.R. Horton, Inc.; (3) KB Home; (4) Lennar Corporation; (5) M.D.C. Holdings, Inc.; (6) Meritage Homes Corporation; (7) NVR, Inc.; (8) Pulte Homes, Inc.; (9) Ryland Group, Inc.; (10) The Standard Pacific Corp.; and (11) Toll Brothers, Inc. The companies in the Peer Group are the same as those used in fiscal 2010 and were selected by the Committee, in consultation with PM&P, because of their comparable business profile. In particular, the Company’s revenue size relative to the companies in the Peer Group and the presence of the Peer Group companies in the Company’s markets were considered the most relevant factors for selection of peer companies within the homebuilding industry. The Committee and PM&P will continue to review the appropriateness of the Peer Group composition.  For the other NEOs, the Committee places equal or greater weight on its consideration of internal pay equity, an evaluation of individual performance contributions and other factors described in detail below.

The Committee relies heavily on Peer Group comparisons for the CEO, CFO and COO.  Because only six of the 11 Peer Group companies report data for a chief operating officer position, the Committee may also review broad-based compensation survey data for the COO.  The Committee periodically reviews the compensation for the other NEOs relative to the Peer Group and broad-based compensation survey data, with consideration of internal pay relationships in years when market benchmarking is not conducted. The Committee does not consider the specific participants in the broad-based compensation survey data to be a material factor in its review. The Committee believes that a review of market survey data periodically (but not necessarily every year) is sufficient for these positions based on their roles and historical compensation levels.

Market Conditions Considerations

In determining overall compensation for all the NEOs, the Committee also takes into account leadership abilities and risk management contributions, which are especially critical during difficult market conditions.

During fiscal 2011, the homebuilding industry continued to be impacted by a lack of consumer confidence, increasing home foreclosure rates, large supplies of resale and new home inventories, and more restrictive lending standards for homebuyers. The result has been continued weak demand for new homes, slower sales, higher than normal cancellation rates, and increased price discounts and other sales incentives to attract homebuyers.

The heightened importance of cash flow and liquidity, as well as the Company’s budget cuts and downsizing, were considered by the Committee in making executive compensation decisions for fiscal 2011.  As a result, the fiscal 2011 annual bonus formulas of the CEO and CFO continued to place a heavier focus on cash flow and liquidity.  The fiscal 2011 annual bonus formula for the COO was changed from his fiscal 2010 personal objectives bonus formula relating to his partial year service in the COO role to a full-year bonus formula similar to that of the CEO and CFO.  For fiscal 2011, the COO’s maximum payout was equal to that of the annualized amount of his fiscal 2010 annual bonus for his period of service as COO.  The CEO, CFO and COO’s salaries remained the same as in fiscal 2010.  As noted above, the CFO’s and COO’s salaries appear to reflect increases because their fiscal 2010 salary increases were effective after the beginning of fiscal 2010, resulting in pro-rated prior year salary figures.  In addition, Mr. Pellerito’s fiscal 2010 salary reflects only a portion of the year in the COO role.  The salaries of the Vice President — Chief Accounting Officer and Corporate Controller, Mr. Brad G. O’Connor, and Vice President — Finance and Treasurer, Mr. David G. Valiaveedan, were increased by 2% over fiscal 2010, with a corresponding increase in the dollar amount of their bonus opportunity for fiscal 2011.  These adjustments were made to provide better alignment with the compensation of comparable positions in the Peer Group.

The Committee established these compensation levels taking into consideration competitive market pressures, both within and outside of the homebuilding industry, and the strength of leadership required in this challenging business environment.

Say-on-Pay and Say-on-Frequency Results

The Committee considered the result of the 2011 advisory, non-binding “say-on-pay” proposal in connection with the discharge of its responsibilities. A substantial majority of our shareholders (98.0% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) approved the compensation of our named executives officers described in our proxy statement in 2011.  As this level of support was extremely high, the Committee decided that the say-on-pay vote did not require changes to our compensation programs.

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting of Shareholders in which a substantial majority of our shareholders (96.3% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) voted for “say-on-pay” proposals to occur every three years, the Board of Directors decided that the Company will hold, in accordance with the vote of an overwhelming majority, a triennial advisory vote on the compensation of named executive officers until the next required vote on the frequency of shareholder votes on executive compensation. Accordingly, we currently expect to hold the next “say-on-pay” vote at the Company’s 2014 Annual Meeting of Shareholders.  We currently expect to next hold a shareholder vote on frequency to occur at the Company’s 2017 Annual Meeting of Shareholders.

3. FISCAL 2011 COMPENSATION ELEMENTS AND COMPENSATION MIX

Compensation Elements at a Glance

There are five main compensation elements that support the Company’s compensation objectives, each of which is discussed in detail below.

1.	Base salaries;

2.	Annual bonuses;

3.	Stock grants (for example, stock options and restricted stock unit awards);

4.	Long-Term Incentive Plan (defined below) (payable in both cash and stock); and

5.	Other employee benefits, including limited perquisites.

Compensation Mix

Fixed vs. Variable Compensation. A significant portion of executives’ “Total Direct Compensation” (which includes base salary, annual bonuses, stock grants and Long-Term Incentive Plan (“LTIP”) awards) opportunity is attributed to variable compensation – that is, the ultimately realized annualized compensation is dependent on either Company or individual performance. Of the elements of Total Direct Compensation, base salary is fixed compensation, while annual bonuses, stock grants, and LTIP awards are variable compensation. An important part of each NEO’s compensation package consists of stock options, the ultimate value of which is tied to the Company’s stock performance. These variable elements are intended to align the executives’ performance and interests with Company performance and long-term shareholder value.

The intent of the Committee was to maintain variable compensation opportunity as a significant percentage of Total Direct Compensation opportunity for all NEOs for fiscal 2011 and to maintain its approximate level from year to year. In addition, the Committee intends for Total Direct Compensation and the level of variable compensation realized to align with the Peer Group in years when the Company performs at median levels compared to the Peer Group. In fiscal 2007, 2008, 2009, 2010 and 2011 the percentage of variable compensation received by NEOs had declined from historical levels because total bonus amounts ultimately received by NEOs were zero for the CEO for fiscal 2007 and significantly lower than historical amounts for all NEOs for fiscal 2007, 2008, 2009, 2010 and 2011, with fiscal 2011 bonus amounts, on average, approximately 92% lower than the highest award for these NEOs during the last ten years.  In fiscal 2011, the Committee also awarded stock grants to each of the NEOs, as discussed below, at continued lower amounts and well below the Peer Group median long-term incentive values for the CEO, CFO and COO and well below the Peer Group and broad-based compensation survey median for the other NEOs.

Long-Term vs. Short-Term Compensation. An important portion of each NEO’s Total Direct Compensation is long-term compensation, which normally includes stock option and/or restricted stock unit awards and deferred share awards granted in lieu of cash for a portion of total bonus amounts. In fiscal 2009, 2010, and 2011, there were no awards of deferred shares to NEOs due to the reduced amount of the bonuses, and the bonus amounts were paid 100% in cash. Short-term compensation consists of base salary and the cash portion of annual bonus amounts. Long-term compensation is intended to foster long-term commitment by the executive, employee-shareholder alignment and improved long-term shareholder value.  In fiscal 2010, the Committee also adopted a special LTIP for the named executive officers and other key senior executives of the Company, as discussed below.  The Committee does not currently anticipate considering a similar LTIP program until after the expiration of the current three-year LTIP performance period.

The average long-term compensation amounts (including stock and option grants at their grant date fair value and the LTIP award annualized at target) as a percent of Total Direct Compensation for fiscal years 2007 through 2011 for the CEO and CFO were 55% and 36%, respectively.  The average long-term compensation amount (including stock and option grants at their grant date fair value and the LTIP award annualized at target) as a percent of Total Direct Compensation for fiscal 2010 and fiscal 2011 for the COO (who was promoted to his current position in fiscal 2010) was 37%.  The average long-term compensation amounts as a percent of Total Direct Compensation for Messrs. O’Connor and Valiaveedan are lower than the CEO, CFO and COO because, while the Committee believes it is important for these executives to be compensated in part based on the long-term performance of the Company, they have less direct influence on the long-term financial success of the Company as compared to the CEO, CFO and COO.

4. DETAILS OF COMPENSATION ELEMENTS

Base Salaries

Base salaries are intended to reward executives for their day-to-day contributions to the Company. The Committee believes that base salaries within the competitive median range are necessary to retain the Company’s executive talent pool, and it determined that the fiscal 2011 base salaries of the Company’s executive officers were necessary to retain their services.

Base salaries of all the NEOs are reviewed annually by the Committee and are subject to adjustment based on factors that may include individual performance, change in responsibilities, average salary increases or decreases in the industry, compensation for similar positions involving the Company’s Peer Group or broad-based compensation survey data if comparable data was unavailable from the Peer Group companies, as well as other factors such as cost of living and internal pay relationships with other executives. The Committee also consults with PM&P in determining the need for salary adjustments.

•
CEO: For fiscal 2007 through 2011, the CEO did not receive any adjustments in his existing annual base salary. This is reflective of the Company’s budget cuts and downsizing due to industry conditions. In addition, based on discussions with PM&P, the Committee determined that the CEO’s fiscal 2011 base salary was near the median base salary level of other chief executive officers at Peer Group companies.

•
CFO: For fiscal 2011, the CFO did not receive any adjustments in his annual base salary.  Based on discussions with PM&P, the Committee determined that the CFO’s fiscal 2011 base salary fell near the median base salary level of other chief financial officers at Peer Group companies.

•
COO: For fiscal 2011, the COO did not receive any adjustments in his annual base salary.  Mr. Pellerito’s base salary remains below the median base salary level of other chief operating officers at Peer Group companies.  The Committee determined that this level is appropriate given that he is relatively new to the COO role.

•
Other NEOs: For fiscal 2010, Messrs. O’Connor and Valiaveedan did not receive any increase in their respective base salaries. However, for fiscal 2011, Messrs. O’Connor and Valiaveedan each received a 2% salary increase.  In making these determinations, the Committee considered the individual performance of each executive, the merit budget for employees of the Company generally and the cost of living.

Annual Bonuses

Regular Bonuses

The Company provides each of the NEOs with an opportunity to earn annual bonuses, which are intended to reward executives for the attainment of short-term financial objectives and, in the case of some NEOs, individual performance objectives. Fiscal 2011 bonus awards were made pursuant to the Company’s amended and restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (the “Short-Term Incentive Plan”) and the 2008 Plan, each of which is a shareholder approved plan, although no stock awards were paid as part of the fiscal 2011 bonus awards under either plan.

Bonus opportunities are intended to be competitive with industry-wide practices in order to retain and attract executive talent.  For fiscal 2011, as in fiscal 2009 and 2010, the earned bonuses for the NEOs were paid 100% in cash.

The regular annual bonus opportunities in fiscal 2011 for each of the NEOs are shown in the following table.  The performance goals for each NEO are discussed below.

	CEO	CFO	COO	Vice President — Chief Accounting Officer and Corporate Controller	Vice President — Finance and Treasurer
Return on Average Common Equity ("ROACE") (1)	% of Pre-tax Income based on ROACE	$ Bonus based on ROACE	N/A	$ Bonus based on ROACE	$ Bonus based on ROACE
EBITDA Improvement and Cash Balances	$ Bonus based on EBITDA Improvement and Cash Balances	$ Bonus based on EBITDA Improvement and Cash Balances	$ Bonus based on EBITDA Improvement and Cash Balances	N/A	N/A
Tailored Personal Objectives	N/A	N/A	N/A	$ Bonus based on achievement of specific goals	$ Bonus based on achievement of specific goals
Formula	Total award is greater of ROACE or EBITDA improvement and cash balances factor, with maximum of $949,500	Total award is greater of ROACE or EBITDA improvement and cash balances factor, with maximum of $350,000	Total award is based on EBITDA improvement and cash balances, with a maximum of $250,000	Total award is sum of ROACE and personal objectives factors, with maximum of 30% of salary	Total award is sum of ROACE and personal objectives factors, with maximum of 25% of salary

(1)  Based on fiscal 2011 results, payments under the ROACE award component were zero.

Historically, annual bonuses for the CEO and the CFO have been linked to a measure of the Company’s return on average equity (ROACE, as the current example), a common industry practice. For fiscal 2011, for the CEO and CFO, the bonus formula component related to net debt was changed to a calculation based on earnings before interest, taxes, depreciation and amortization (“EBITDA”) improvement and cash balances.  The COO’s fiscal 2011 bonus opportunity was based on the same EBTIDA improvement and cash balances goals.  The Committee believes that the goals established for fiscal 2011, which are described below, support the financial objectives of the Company and were set at levels that were challenging, but attainable.  Furthermore, the maximum bonus levels for the CEO and CFO were capped at no more than the actual 2010 bonus amounts earned and the maximum bonus level for the COO was capped at no more than the annualized amount of his actual 2010 bonus amount earned for his period of service as COO.  The Committee made the change in focus to EBITDA improvement and cash balances because management has effectively restructured the balance sheet and debt obligations that were the focus of the fiscal 2008, 2009 and 2010 bonus formulas.

Specifically, the bonus formulas for the CEO and the CFO for fiscal 2011 provided that bonuses would be equal to the greater of (a) the executive’s bonus formula based on the Company’s ROACE and (b) the new bonus formula based on the Company’s EBITDA improvement and cash balances. “ROACE” is defined as “net income” (as described below) divided by “average common equity” (stockholder’s equity less preferred stock at the beginning of the fiscal year and at the end of each fiscal quarter during the year divided by five). “EBITDA improvement” is defined as the difference between the EBITDA reflected in the Company’s fiscal 2011 financial statements, excluding gains or losses on extinguishment of debt, inventory impairment losses and land option write-offs, and the Company’s EBITDA number reflected in its fiscal 2010 financial statements.

Fiscal 2011 bonus formulas for each of the NEOs are further tailored as set forth below and are assessed annually. For all of the ROACE bonus formulas discussed below for each of the NEOs, net income used in calculating ROACE is after taxes and preferred dividends and, at the Committee’s discretion, excludes land charges.

For the first quarter of fiscal 2010, the bonus formula for the COO was related to his former position as Group President while his bonus for the remaining three quarters of fiscal 2010 was based on tailored personal objectives related to his new role since he was promoted during fiscal 2010.  For fiscal 2011, the COO’s bonus formula was based on EBITDA improvement and cash balances.

For fiscal 2011, the bonus formulas for Messrs. O’Connor and Valiaveedan remained the same as their fiscal 2010 formulas.  Messrs. O’Connor and Valiaveedan have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions compared to the CEO, CFO and COO, and, therefore, their bonus formulas were not revised to include an EBITDA improvement and cash balances component. Specifically, these NEOs’ fiscal 2011 bonus formulas provided, as in fiscal 2010, that bonuses would be based on both (a) a formula based on the Company’s ROACE and (b) the attainment of tailored personal objectives.  The following description provides detail as to the determination of each NEO’s annual bonus.

•
CEO: The CEO’s bonus formula for fiscal 2011 provided for a bonus award equal to the greater of (a) a fixed percentage of pre-tax income based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s EBITDA improvement and cash balances, with his final bonus not to exceed $949,500, the amount of his annual bonus for fiscal 2010. The methodology underlying the ROACE portion of the formula was historically designed to yield an annual bonus that would result in Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance as well as supporting the financial objectives of the Company.  Prior to fiscal 2009, there was no imposed cap on the CEO’s bonus.  The Committee intends to consider removing or increasing the cap when the Company returns to profitability.

FOR THE CEO, THE BONUS FORMULA IS THE GREATER OF:

(a) ROACE Calculation Method*

ROACE percentage	% Pre-tax Income
0.0%	0.00%
5.0%	1.00%
10.0%	1.25%
15.0%	1.50%
20.0%	2.00%

*
The bonus is interpolated between the points shown in the table, and may be extrapolated beyond the maximum ROACE percentage shown at a rate of 0.10% of pre-tax income per percentage point increase in ROACE, which is the rate applied between the last two tiers of the above chart, but is capped at $949,500 and is also subject to the maximum bonus payable under the Short-Term Incentive Plan.

AND

(b) EBITDA Improvement and Cash Balances Calculation Method*

EBITDA Improvement (millions)	$0.0	$37.5	$75.0
Bonus (thousands)	$0.0	$474.8	$949.5

*
The bonus is interpolated between the points shown in the table and will be reduced by 25% for each fiscal quarter- end in which total cash (including cash, the use of which is restricted under the Company’s financing agreements) falls below $200 million. The bonus is capped at $949,500, and is also subject to the maximum payout under the Short-Term Incentive Plan.

Based on the bonus formula above, since EBITDA Improvement was $84.8 million, which exceeded the maximum performance level, and Cash Balances were maintained at or above $200 million for all fiscal quarter-ends, Mr. Hovnanian earned a cash bonus equal to the cap of $949,500, which was entirely attributed to the EBITDA Improvement and Cash Balances Calculation Method of his bonus formula.  For the reason discussed above, this bonus was paid 100% in cash.

•
CFO: The CFO’s bonus formula provided for a bonus amount equal to the greater of (a) a fixed dollar amount based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s EBITDA improvement and cash balances, with his final bonus not to exceed $350,000, the amount of the annual bonus for fiscal 2010. The ROACE portion of the formula was historically designed to yield an annual bonus that would result in Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance.  Prior to fiscal 2009, there was no imposed cap on the CFO’s bonus. The Committee intends to consider removing or increasing the cap when the Company returns to profitability.

 FOR THE CFO, THE BONUS FORMULA IS THE GREATER OF:

(a) ROACE Calculation Method*
ROACE percentage	Bonus (thousands)
0.0%	$0
4.7% 5.0% 10.0% 15.0% 20.0% 25.0%	$350.0

*	The bonus is interpolated between the points shown in the table, but is capped at $350,000 and also subject to the maximum payment under the Short-Term Incentive Plan.

AND

(b) EBITDA Improvement and Cash Balances Calculation Method*

EBITDA Improvement (millions)	$0.0	$37.5	$75.0
Bonus (thousands)	$0.0	$175.0	$350.0

*
The bonus is interpolated between the points shown in the table and will be reduced by 25% for each fiscal quarter- end in which total cash (including cash, the use of which is restricted under the Company’s financing agreements) falls below $200 million.  The bonus is capped at $350,000, and is also subject to the maximum payout under the Short-Term Incentive Plan.

Based on the bonus formula and the EBITDA Improvement and Cash Balances results described above, Mr. Sorsby earned a cash bonus equal to the cap of $350,000, which was entirely attributed to the EBITDA Improvement and Cash Balances Calculation Method of his bonus formula. For the reason discussed above, this bonus was paid 100% in cash.

•
COO: The COO’s bonus formula provided for a bonus amount equal to a fixed dollar amount based on the Company’s EBITDA improvement and cash balances, with his bonus not to exceed $250,000, the annualized amount of his annual bonus for fiscal 2010 for the period of service as COO.  The Committee intends to consider removing or increasing the cap when the Company returns to profitability.

FOR THE COO, the EBITDA Improvement and Cash Balances Calculation Method*

EBITDA Improvement (millions)	$0.0	$37.5	$75.0
Bonus (thousands)	$0.0	$125.0	$250.0

*
The bonus is interpolated between the points shown in the table and will be reduced by 25% for each fiscal quarter- end in which total cash (including cash, the use of which is restricted under the Company’s financing agreements) falls below $200 million.  The bonus is capped at $250,000 and is also subject to the maximum payout under the Short-Term Incentive Plan.

Based on the bonus formula and the EBITDA Improvement and Cash Balances results described above, Mr. Pellerito earned a cash bonus equal to the cap of $250,000.  For the reason discussed above, this bonus was paid 100% in cash.

•
Other NEOs: Fiscal 2011 incentive opportunities for Messrs. O’Connor and Valiaveedan were based on a combination of Company performance and individual performance factors that were within each of these executives’ control and that would have a positive impact on the Company. Therefore, the bonus program for these NEOs targets the achievement of both (a) ROACE financial performance objectives for the Company and (b) personal objectives, and, for fiscal 2011, was capped at 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas.

FOR OTHER NEOs, THE BONUS FORMULA IS BOTH:

(a) Calculation Method – for Achievement of Financial Performance Measure*

ROACE Percentage	Brad O’Connor	David Valiaveedan
0.0%	$0	$0
5.0%	10% of base salary	15% of base salary
10.0%	20% of base salary	30% of base salary
15.0%	40% of base salary	40% of base salary
20.0%	60% of base salary	50% of base salary

*
The bonuses are interpolated between the points shown in the table. The total bonuses payable under both components are capped at 50% of the maximum percentages of base salary these NEOs could otherwise achieve under the personal objectives portion of their respective bonus formulas and are subject to the maximum bonus payable under the Short-Term Incentive Plan.

AND

(b) Calculation Method – for Meeting Personal Objectives Measure*

Goals	Brad O’Connor	David Valiaveedan
Threshold	Up to 20% of base salary	Up to 30% of base salary
Target	Up to 40% of base salary	Up to 40% of base salary
Outstanding	Up to 60% of base salary	Up to 50% of base salary

*
 “Threshold,” “target,” and “outstanding” levels are determined by the CFO and the CEO, who may consult with other members of senior management, and are used for internal evaluation purposes only. As stated above, the total bonuses payable under both components are capped at 50% of the maximum percentages of base salary these NEOs could otherwise achieve under the personal objectives portion of their respective bonus formulas and are subject to the maximum bonus payable under the Short-Term Incentive Plan.

Mr. O’Connor’s fiscal 2011 personal objectives included implementing the SEC-mandated XBRL tagging on the Company’s quarterly and annual reports, leading the cross-functional team tasked with migrating the reporting of contracts, starts and deliveries to the Company’s enterprise software system and leading the automation of the monthly internal management reports to improve their timeliness and accuracy.  Mr. O'Connor successfully completed these objectives ensuring timely compliance with SEC requirements, as well as the efficiency and accuracy of new internal reporting tools.  Mr. Valiaveedan’s fiscal 2011 personal objectives included developing and executing the Company’s capital structure strategy and negotiating joint venture and land banking agreements.  During fiscal 2011, Mr. Valiaveedan successfully closed two joint ventures covering eight communities and played an integral role in the development and execution of the Company’s capital markets strategy through several debt and equity and equity-linked capital transactions, which raised capital, extended maturities and reduced the Company’s interest expense.

Based on the bonus formulas above and the Committee’s determinations regarding each executive’s personal objectives, neither of these NEOs earned bonuses related to the ROACE calculation method for fiscal 2011, but each earned a cash bonus for meeting his fiscal 2011 personal objectives in full (the “outstanding” category).  Since, however, the outstanding payouts for meeting personal objectives would exceed the cap described above, the bonuses were reduced by 50% to comply with the cap, resulting in payments of $85,680 and $68,850 for Mr. O’Connor and Mr. Valiaveedan, respectively.

Since fiscal 2007, the NEOs have also been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEO’s fiscal year end 2007 base salary if the NEO remains employed with the Company through the end of the first fiscal year in which the Company’s ROACE returns to 20%. At the end of fiscal 2011, the Company’s ROACE did not meet this threshold, so there were no resulting retention bonuses paid out for this year.

 Discretionary Bonuses

The Committee has the authority to make discretionary bonus awards, which it considers under special circumstances, including exceptional contributions not reflected in the regular bonus measures, new hire sign-on bonuses and retention rewards.  No discretionary bonus awards were granted to the NEOs in fiscal 2011.

Stock Grants

The Committee may make grants of stock options, stock appreciation rights, restricted stock and restricted stock units (“RSUs”), unrestricted shares of stock, or stock-based awards settled in cash pursuant to the 2008 Plan. In fiscal 2011, the Committee awarded stock options and RSUs to the NEOs.  The Committee determined that for fiscal 2011, a mix of 90% stock options and 10% RSUs would be appropriate based on the limited number of shares remaining available for grant under the 2008 Plan.  The number of RSUs granted in lieu of stock options was calculated using a standardized ratio of 3-to-1 which has been in effect since fiscal 2004.  Messrs. Pellerito, O’Connor and Valiaveedan were eligible to elect to receive additional RSUs in lieu of stock options but only Mr. Valiaveedan made such an election.  Instead of receiving a mix of 90% stock options and 10% RSUs, Mr. Valiaveedan elected to receive 75% stock options and 25% RSUs.  No other stock-based awards were made to NEOs in fiscal 2011.

Stock options are intended to establish a strong commitment to maintain employment with the Company and focus on creating long-term shareholder value. In addition, stock options are selected over other types of awards because their design inherently rewards executives only if the stock price increases, which provides a balance with cash incentives and the more retention-oriented RSU grants.  Because the ultimate value received by stock option and RSU holders is directly tied to increases in the Company’s stock price, stock options and RSUs also serve to link the interests of management and shareholders and to motivate executive officers to make decisions that will increase the long-term total return to shareholders. Additionally, grants under the 2008 Plan include vesting and termination provisions that the Committee believes will encourage stock option and RSU holders to remain long-term employees of the Company.

The Committee ultimately approves the size of the grants taking into account the recommendations by the CEO (other than for his own grant) and other criteria as determined by the Committee.  The Committee generally targets a specific number of options rather than a specific option value.  This philosophy directly aligns option grant values with shareholder value since option values are generally higher when the stock price is increasing and lower when the stock price is decreasing.  Consequently, despite the fact that the stock price has remained significantly lower than historical levels, the number of each NEO’s option grants (and RSU grants in lieu of a portion of option grants) has remained relatively consistent, with the exception of the special performance grant for the CEO and CFO in fiscal 2009. The Committee’s determination and rationale for the fiscal 2011 grants is described below.

The Committee will continue to determine the appropriate mix of options and other award types based on the objectives of the compensation program, the Company’s business needs, the potential dilution impact and the pool of shares remaining available for grant under the Company’s shareholder-approved incentive plans (including the 2012 Plan, when approved by shareholders).

Stock options and RSUs generally vest in four equal annual installments, commencing on the second anniversary date of the grant, providing a five-year period before becoming fully vested.

Fiscal 2011 Stock Option and RSU Awards

In determining the fiscal 2011 equity awards for the NEOs, the Committee considered, without giving specific weight to any one factor, then available information on Peer Group equity awards for the NEOs, PM&P guidance regarding the anticipated range of decline in equity award values across industries, the Company’s available share pool and the potential impact on shareholder dilution, the Company’s stock performance, the historical equity awards provided to each NEO, the desire to retain the employment of each NEO, and the desire to continue to link a portion of each NEO’s compensation with future Company performance. Except for the CEO, all stock option awards in fiscal 2011 were made in the form of options to purchase shares of Class A Common Stock and all RSU awards were made in the form of a right to receive Class A Common Stock.  Because the Committee took into consideration the potential benefits to the Company previously expressed by the Board of Directors of the continuity of share ownership and control of the Hovnanian family, the CEO’s stock option award was made in the form of options to purchase shares of Class B Common Stock and his RSU award was made in the form of a right to receive Class B Common Stock.

As discussed above under “Stock Grants,” the Committee generally awards a fixed number of options and/or RSUs rather than a specific equity value.  Accordingly, grant values generally decline as the Company’s stock price declines.  On average, fiscal 2011 option and RSU grant values for the NEOs were 61% lower than fiscal 2010.

•
CEO and CFO.  The CEO was granted 337,500 stock options and 12,500 RSUs which, using a three option to one RSU ratio, represented the same award level as fiscal 2010 and a decrease of 375,000 stock options from fiscal 2009.  The CFO received a total of 67,500 stock options and 2,500 RSUs, which, using the ratio described above, represented the same award level as fiscal 2010 and a decrease of 75,000 stock options from fiscal 2009.  The CEO’s and CFO’s fiscal 2011 long-term incentive values at grant (including the fiscal 2011 option and RSU grants and the annualized fiscal 2010 value of the LTIP at target, discussed below), were considerably below the median long-term incentive values granted to the Peer Group chief executive officers and chief financial officers.

During the first quarter of fiscal 2012, the Committee conducted its annual review of Company and NEO performance during fiscal 2011.  The Committee also periodically considers emerging trends in incentive plan design and “best practices” for aligning executive pay and performance.  Following its review, the Committee requested, and the CEO and CFO agreed, to the application of specific performance conditions to the stock option and RSU awards granted previously during fiscal 2011 (when the full year performance results were not yet known).  The performance conditions require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed fiscal 2011 actual EBITDA for two consecutive fiscal years, in the case of options, during the option term and, in the case of RSUs, prior to the tenth anniversary of the grant date.  Regardless of when the performance criteria are met, vesting will not occur sooner than 25% per year beginning on the second anniversary of the grant.  For this purpose, fiscal 2011 actual EBITDA is the amount from our consolidated financial statements for the year ended October 31, 2011.  Adjusted EBITDA will be based on EBITDA from the consolidated financial statements for the applicable fiscal year-end, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt.  These conditions reflect the Company’s heightened focus on cash flow and liquidity.

•
COO. The COO was granted 45,000 stock options and 1,667 RSUs which, using a three option to one RSU ratio, represented the same award level as fiscal 2010, Mr. Pellerito’s first year in the COO position.  The COO’s long-term incentive value at grant (including the fiscal 2011 option and RSU grants and the annualized fiscal 2010 value of the LTIP at target, discussed below), was considerably below the median long-term incentive value granted to the Peer Group chief operating officers.

•
Other NEOs. In fiscal 2011, Mr. O’Connor was granted 13,500 stock options and 500 RSUs and Mr. Valiaveedan was granted 11,250 stock options and 1,250 RSUs which, using a three option to one RSU ratio, represented the same award level as fiscal 2010 and a decrease of 10,000 and 2,500 stock options for Messrs. O’Connor and Valiaveedan, respectively, from fiscal 2009. Note that, while the comparison is made in terms of option equivalents, Mr. Valiaveedan elected to receive a portion of his fiscal 2009 and 2010 equity grants in the form of RSUs.  These awards were considerably below the median levels for the Peer Group and broad-based compensation surveys.

Long-Term Incentive Plan

In fiscal 2010, the Company adopted a Long-Term Incentive Program (“LTIP”) under its stockholder-approved 2008 Plan to aid the Company in retaining key employees and to motivate them to exert their best efforts to promptly return the Company to profitability and lower debt levels by providing rewards at the end of a multi-year period.  The LTIP is intended to incentivize achievement of specified pre-tax profit goals and specified improvements in the Company’s capital structure through reductions in homebuilding debt.

Each of the NEOs is a participant in the LTIP and their awards, if any, will be determined based on actual performance for the full 36-month performance period, subject to the vesting requirements over an additional 24-month period described below.  This performance period commenced on November 1, 2010 (the beginning of fiscal 2011) and will end on October 31, 2013 (that is, the performance period covers fiscal 2011, 2012 and 2013). After the performance period, the awards, to the extent earned, remain subject to vesting conditions during fiscal 2014 and 2015.  The executive will not receive the full award unless the Company achieves the pre-tax profit and homebuilding debt performance goals and the executive remains employed for the entire five-year period.  The Committee does not currently anticipate considering a similar LTIP program until after the expiration of the current three-year LTIP performance period.

Pre-tax profit and homebuilding debt were chosen as the performance metrics for the LTIP because they are critical during this challenging economic cycle.  The Committee determined that other goals, such as revenue growth and cost reductions, would be reflected in pre-tax profit calculations, but in a balanced way with an emphasis on achieving profitability.  The Committee believed that a focus on revenue growth alone would not adequately emphasize profitability and that a focus on cost-cutting alone could emphasize short-term achievements that may sacrifice future profitability.  The Committee also determined that if the current difficult economic conditions continue during all or most of the LTIP’s performance period and achievement of pre-tax profit is not attainable, then realization of reduced homebuilding debt would put the Company in a better financial position to weather such an extended downturn and return to profitability when the economic conditions ultimately improve.

Awards, if any, will be based on a specific target multiple of each participant’s base salary in effect on the date the participant is granted the award (the “Grant Date,” or June 11, 2010 for all NEOs) and, if shares of stock are elected as a form of payout, the closing price of the Class A Common Stock on the Grant Date, regardless of whether the share price increases or decreases by the time the award is determined or distributed. In order to manage the potential dilution impact of the LTIP, the Committee required that at least 20% of the payout be in the form of cash.  All stock awards under the LTIP were made in the form of rights to receive shares of Class A Common Stock, except for the CEO whose award was made in the form of rights to receive shares of Class B Common Stock because the Committee took into consideration the potential benefits to the Company previously expressed by the Board of Directors of the continuity of share ownership and control of the Hovnanian family.  The following describes for each NEO his target multiple of base salary and form of his irrevocable payout election:

	Target Multiple of Base Salary	Payout Method

CEO	3.00	20% cash / 80% shares
CFO	2.00	20% cash / 80% shares
COO	2.00	20% cash / 80% shares
Other NEOs	1.00	20% cash / 80% shares

Although the Committee views both the stock and cash portions of the LTIP as multi-year incentive plan awards, they are reported differently for purposes of the Summary Compensation Table.  The share payout portions are reflected as “Stock Awards” in fiscal 2010 at their grant date fair value under Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("ASC Topic 718"), which was based on the probable outcome as of the Grant Date.  Conversely, the actual amounts earned on the cash payout portions, if any, will be reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” in fiscal 2013 (which coincides with the end of the performance period) or, if participants achieve a minimum performance payment during an earlier fiscal year, even though such payment remains subject to subsequent vesting restrictions, then such minimum payment would be reflected in that earlier fiscal year.  At the end of fiscal 2011, the Company did not reach breakeven or positive Pre-tax Profit (as defined below), so no minimum payment was achieved in this year.

For purposes of the LTIP, “Pre-tax Profit” is defined as earnings (loss) before income tax payments as reflected on our audited financial statements, excluding the impact of any items deemed to be extraordinary items for financial reporting purposes.  “Homebuilding Debt” is defined as total (recourse) notes payable excluding accrued interest, as reflected on our consolidated audited balance sheet, less any debt issued after January 2010 that has an equity component such as debt convertible into shares of stock.

The following table illustrates the percent of the target award that can be achieved at each performance level.  Awards will be interpolated between performance levels but will not be extrapolated above the maximum performance levels listed below.

Homebuilding Debt as of 10/31/2013 (in billions)
		Greater than $1.70	$1.65	$1.60	$1.55	$1.50	$1.40 or less
FY 2013 Pre-tax Profit (in millions)	$100 or more	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	250% of target award
	$75	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	225% of target award
	$50	50% of target award	75% of target award	100% of target award	125% of target award	150% of target award	200% of target award
	$25	25% of target award	50% of target award	75% of target award	100% of target award	125% of target award	175% of target award
	Less than $0	0% of target award	25% of target award	50% of target award	75% of target award	100% of target award	150% of target award

If the Company reaches breakeven or positive Pre-tax Profit for either of fiscal 2011 or 2012, a participant will be eligible for a minimum payment equal to 50% of the target award, provided that he meets the vesting requirements described below.  This minimum payment is inclusive of and not incremental to any other award granted to the participant under the LTIP and will not exceed 50% of target award if the Company achieves breakeven or positive Pre-tax Profit in both fiscal 2011 and 2012.  As noted above, no minimum payout was achieved in fiscal 2011.

As a condition of earning each portion of the award, and as a retention inducement, other than in cases of death, disability or qualified retirement, or in the case of Messrs. O’Connor and Valiaveedan, specified termination following a change in control of the Company, following the performance period, a participant must also be employed through the vesting dates outlined below.  The vesting percentages relate to the award value as of October 31, 2013.

1.	50% of the award will become vested on October 31, 2013 and payable in January 2014;

2.	30% of the award will become vested on October 31, 2014 and payable in January 2015; and

3.	20% of the award will become vested on October 31, 2015 and payable in January 2016.

Other Employee Benefits

The Company maintains additional employee benefits that the Committee believes enhance executive safety, efficiency and time that the executive is able to devote to Company affairs.

In addition to benefits generally provided to employees of the Company, some NEOs are also eligible to participate in one or more of the following programs:

•	Auto allowance, including car maintenance and fuel expense;

•	Personal use of the Company’s automobiles (including driver’s compensation) and a fractional share in an aircraft;

•	Executive term life insurance;

•	Annual Executive Physical Exam Program;

•	Golf membership or country club fee reimbursement; and

•	Personal income tax preparation.

The Committee annually reviews the elements and level of executive perquisites for the NEOs.  In particular, in evaluating the appropriateness of these benefits for the CEO, the Committee took into consideration the degree to which the CEO is required to travel to various Company locations and business functions on a daily basis.  Based on its review, the Committee requested that the CEO use Company-provided transportation to enhance the efficient use of his time.

The Company’s contributions to the NEOs’ 401(k) plan and executive deferred compensation plan (“EDCP”) accounts were suspended on February 20, 2009 and continued to be suspended throughout fiscal 2011.  However, in fiscal 2011, a one-time Employer Non-Elective Contribution funded by the use of the forfeitures account was made to all eligible participants’ 401(k) plan accounts for the 2010 calendar year, in accordance with terms of the 401(k) plan.

Specific benefits and the incremental costs of such benefits are described in detail in the footnotes to the Summary Compensation Table. The Company does not offer any defined benefit pension plans to its employees.

5.  ACTIONS FOR FISCAL 2012

Base Salary and Bonus Compensation

The Committee approved a base salary increase to $310,000 for Mr. O’Connor in light of his promotion to VP, Chief Accounting Officer and Corporate Controller.  The Committee also approved a base salary increase to $550,000 for Mr. Pellerito to move him closer to the Peer Group median.   Mr. Valiaveedan received a base salary increase to $290,000 to further align him with the Peer Group and broad-based compensation survey median.  The Committee maintained the base salaries of the CEO and CFO at their fiscal 2011 amounts.

For the CEO, CFO and COO, the Committee approved the same bonus metrics as in fiscal 2011 except that the cash balances component was removed to provide flexibility to strategically use the Company’s cash.  The Committee also approved an additional $100,000 bonus opportunity for fiscal 2012 for the COO if the Company achieves positive pre-tax profit in both the third and fourth quarters of fiscal 2012.  The bonus formulas for Messrs. O’Connor and Valiaveedan remained the same as in fiscal 2011, with updated personal objectives that reflect key goals for fiscal 2012.

Other Changes

In January 2012, the Company entered into change in control severance protection agreements with Messrs. O’Connor and Valiaveedan.  The Committee considers the continued services of these key executives whose skills are not specifically tied to the homebuilding industry to be in the best interests of the Company and its shareholders.  The agreements are designed to reinforce and encourage their continued attention and dedication to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company.  These agreements provide benefits following a change in control only if the executive is terminated involuntarily or terminates with Good Reason.  The provisions of such agreements are described below under “Potential Payments Upon Termination Or Change-In-Control Table.”

6.  TAX DEDUCTIBILITY AND ACCOUNTING IMPLICATIONS

As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants.

The Company’s annual bonus and stock option programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m) of the Internal Revenue Code, which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers (with the exception of the Company’s CFO). The Committee will continue to seek ways to limit the impact of Section 162(m) of the Internal Revenue Code. However, the Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. The bonus formulas approved by the Committee for fiscal 2011 were, however, intended to be established in accordance with the requirements for deductibility as performance-based compensation under Section 162(m) of the Internal Revenue Code.

7. TIMING AND PRICING OF STOCK OPTIONS

For fiscal 2011, stock options were granted on the second Friday in June for all eligible employees, consistent with our practice of granting equity awards annually on the second Friday in June. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in its stock price, or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. Exercise prices of stock options were set at the closing price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.

8. STOCK OWNERSHIP GUIDELINES

The Board of Directors of the Company adopted stock ownership guidelines, recommended by the Committee, which set forth minimum amounts of stock ownership, directly or beneficially, for specified senior executive officers who have the most long-term strategic impact for shareholders. On an annual basis, the Committee reviews adherence to the Company’s stock ownership guidelines, which are incorporated into the Company’s Corporate Governance Guidelines. The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of executive management with those of its shareholders.

In its annual review in 2008, the Committee determined that once the stock ownership guidelines were met, they would be deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price, so long as the executive or non-employee Director does not sell any portion of the share amounts which were originally included in determining that the recommended thresholds were met.  The Committee reviewed this determination in fiscal 2011 and maintained this policy.

As of January 30, 2012 (the record date for the Annual Meeting), all senior executive officers had met the Company’s stock ownership guidelines.

Senior Executive Officers

The guidelines provide that the following senior executive officers of the Company are encouraged to achieve and maintain minimum stock ownership amounts as follows:

Chairman and CEO – 5x current base salary

CFO – 2x current base salary

EXECUTIVE COMPENSATION

(1) SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended October 31, 2011, October 31, 2010 and October 31, 2009 of the chief executive officer, the chief financial officer, and the next three most highly compensated executive officers serving as executive officers as of October 31, 2011. These five individuals compose our named executive officers or “NEOs.”

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compen- sation (5)	Change in Pension Value and Nonqualified Deferred Compensa-tion Earnings	All Other Compen- sation (6)	Total (7)
Ara K. Hovnanian, (8)	2011	$1,092,606	—	$24,125	$529,875	$949,500	—	$170,049	$2,766,155
President, Chief	2010	$1,092,606	—	$2,622,255	$1,413,750	$949,500	—	$188,189	$6,266,300
Executive Officer and	2009	$1,092,606	—	—	$1,380,000	$699,500	—	$267,015	$3,439,121
Chairman of the Board

J. Larry Sorsby,	2011	$600,000	—	$4,825	$105,975	$350,000	—	$48,259	$1,109,059
Executive Vice	2010	$572,308	—	$960,001	$282,750	$350,000	—	$52,229	$2,217,288
President and	2009	$500,000	$75,000	—	$276,000	$254,800	—	$58,822	$1,164,622
Chief Financial Officer

Thomas J. Pellerito,	2011	$500,000	—	$3,217	$70,650	$250,000	—	$42,913	$866,780
Chief Operating	2010	$468,870	$28,750	$799,999	$188,500	$203,548	—	$38,276	$1,727,943
Officer

Brad G. O’Connor,	2011	$284,523	—	$965	$21,195	$85,680	—	$27,401	$419,764
Vice President — Chief Accounting Officer and Corporate Controller

David G. Valiaveedan,	2011	$274,361	—	$2,413	$17,663	$68,850	—	$27,357	$390,644
Vice President —	2010	$270,000	—	$221,913	$42,413	$67,500	—	$24,696	$626,522
Finance and Treasurer	2009	$267,692	$35,000	$3,718	$24,150	$67,500	—	$6,321	$404,381

(1)
The “Salary” Column. The effective date of the last base salary increases for Messrs. Sorsby and Pellerito were January 27, 2010 and January 21, 2010, respectively.  These increases occurred after the beginning of fiscal 2010 resulting in a prorated base salary for fiscal 2010.

(2)
The “Bonus” Column. In accordance with SEC rules, the “Bonus” column discloses discretionary cash bonus awards. A discretionary cash retention award was awarded in December 2007 for the CFO in the amount of $150,000 and for the Vice President — Finance and Treasurer in the amount of $70,000 that vested and became payable 50% in July 2008 and 50% in January 2009. Mr. Pellerito was awarded a discretionary cash bonus of $28,750 for fiscal 2010 for service performed prior to his becoming an executive officer.  The cash portion of bonuses earned based on the NEOs meeting either financial performance-based measures or personal objectives portions of their regular bonus programs are reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” and described under footnote (5) below.

(3)
The “Stock Awards” Column. This column reflects the grant date fair value of RSUs granted in fiscal 2011 (and, for Mr. Valiaveedan, in each fiscal year indicated) and the portion of the LTIP awarded in fiscal 2010 that may be paid out in shares, which were in each case computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011.  The grant date fair value of the share portion of the LTIP awards in fiscal 2010 (which for Mr. Valiaveedan equaled $216,000 of the total value reflected for that year) is based upon the probable outcome of the performance conditions as of the grant date. The maximum value of those LTIP shares at grant date fair value is: $6,555,638, $2,400,002, $2,000,000 and $540,000 for Messrs. Hovnanian, Sorsby, Pellerito and Valiaveedan, respectively.  The LTIP award levels above are subject to future performance over a three-year period (fiscal 2011-2013) and, if earned, awards are subject to vesting restrictions that extend through October 2015, or a total of five years from grant. There is no assurance that the LTIP awards will be earned at the levels shown above and actual awards could be zero if the performance goals are not achieved.

(4)
The “Option Awards” Column. Similar to the “Stock Awards” column, this column reflects the grant date fair value of stock options awarded in the fiscal year indicated, which were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011. Fifty percent of the 2009 stock option awards for Messrs. Hovnanian and Sorsby were granted in the form of performance-based options. See the footnotes to the Outstanding Equity Awards at Fiscal 2011 Year-End table for a discussion of the performance criteria.

(5)	“Non-Equity Incentive Plan Compensation” Column. This column represents the cash portion of the performance-based bonus awards earned by the NEOs in the fiscal year indicated.

(6)	“All Other Compensation” Column. This column discloses all other compensation for the fiscal year indicated, including reportable perquisites and other personal benefits.

For fiscal 2011, total perquisites and other personal benefits, and those that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO, were as follows:

Fiscal 2011 Perquisites (Supplemental Table)

	Total Perquisites and Description		Fiscal 2011 Perquisites that Exceeded the Greater of $25,000 or 10% of Total Perquisites
Name	Total Fiscal 2011 Perquisites	Types of Perquisites (a)	Personal Use of Company’s Fractional Aircraft Share	Personal Use of Company’s Automobiles (c)
Ara K. Hovnanian	$168,617	(1) (2) (4) (5) (6) (7)	(b)	$67,773
J. Larry Sorsby	$46,827	(3) (4) (5)	N/A	N/A
Thomas J. Pellerito	$41,481	(3) (4) (5)	N/A	N/A
Brad G. O’Connor	$25,991	(3) (4) (5)	N/A	N/A
David G. Valiaveedan	$25,961	(3) (4) (5)	N/A	N/A

(a)
(1) Personal use of the Company’s fractional aircraft share; (2) Personal use of the Company’s automobiles; (3) Perquisites related to executives’ use of their own vehicles; (4) Subsidized medical premiums; (5) Use of the Company’s Annual Executive Physical Exam Program; (6) Golf/country club membership fees; and (7) Personal income tax preparation.

(b)	The incremental costs of Mr. Hovnanian’s personal use of the Company’s fractional aircraft share were less than the greater of $25,000 or 10% of total perquisites.

(c)
The incremental costs of personal use of the Company’s automobiles are calculated as the allocable share of all costs of the automobiles for the fiscal year (including depreciation and the Company's driver's salary and benefits) based upon the percentage of total miles driven during the fiscal year represented by personal trips.

In addition to the perquisites and other personal benefits listed above, the NEOs received the following other compensation in fiscal 2011:

Fiscal 2011 All Other Compensation Other Than Perquisites (Supplemental Table)

Name	Term Life Insurance Premiums	Company Contributions to the Executive’s Retirement Plan (401(k)) (a)	Company Contributions to the Executive Deferred Compensation Plan (“EDCP”)
Ara K. Hovnanian	$442	$990	—
J. Larry Sorsby	$442	$990	—
Thomas J. Pellerito	$442	$990	—
Brad G. O’Connor	$420	$990	—
David G. Valiaveedan	$406	$990	—

(a)
This column represents a one-time Employer Non-Elective Contribution, funded by the use of the forfeitures account, which was made to all eligible participants’ 401(k) plan accounts for the 2010 calendar year, in accordance with terms of the 401(k) plan.

(7)
“Total” Compensation Column. This column reflects the sum of all the columns (the Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns) of the Summary Compensation Table.

Fiscal 2011 Total Compensation (Supplemental Table). The Fiscal 2011 Total Compensation (Supplemental Table) below includes the same amounts as the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2011, but values stock awards and option awards for the fiscal year differently, as explained in footnotes (a) and (b) below.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Fiscal 2011 Total Compensation (Supplemental Table)

	Fiscal 2011	Cash Awards of Fiscal 2011	Stock Awards	Intrinsic Expense Value of Outstanding Options in Fiscal 2011	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation in Fiscal	Total of All Columns of Supplemental
Name	Salary	Bonus	(a)	(b)	Earnings	2011	Table
Ara K. Hovnanian	$1,092,606	$949,500	—	—	—	$170,049	$2,212,155
J. Larry Sorsby	$600,000	$350,000	—	—	—	$48,259	$998,259
Thomas J. Pellerito	$500,000	$250,000	$1,585	—	—	$42,913	$794,498
Brad G. O’Connor	$284,523	$85,680	$13,186	—	—	$27,401	$410,790
David G. Valiaveedan	$274,361	$68,850	$9,866	—	—	$27,357	$380,434

(a)
"Stock Awards" in this column, for Mr. Pellerito, represent the portion of the RSU award granted to him on June 13, 2008 which vested and was issued in fiscal 2011 at the stock price on the date of issue.  For Mr. O’Connor, the amount represents the portion of the RSU award granted to him on May 19, 2006 and the deferred shares awards granted for service performed in fiscal years 2007 and 2008 which vested and were issued in fiscal 2011 at the stock price on the date of issue.  For Mr. Valiaveedan, the amount represents the portion of RSU awards granted to him on June 13, 2008 and June 12, 2009 and the deferred shares awards granted for service performed in fiscal years 2007 and 2008 which vested and were issued in fiscal 2011 at the stock price on the date of issue.

(b)
The “Intrinsic Expense Value of Outstanding Options in Fiscal 2011” column is based on the intrinsic expense value or degree to which the stock option was “in-the-money” of stock option awards granted in fiscal 2011 at the grant date, instead of the grant date fair values of option awards granted in fiscal 2011, as discussed under footnote (4) above.

(8)
Beginning in fiscal 2010, the Committee approved a $250,000 increase in the maximum annual bonus amount for the CEO, reported under “Non-Equity Incentive Plan Compensation,” in recognition of his increased responsibilities in assuming the position of Chairman of the Board.

(2)  GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

The following table summarizes both:

(1)        The potential equity and non-equity incentive plan awards that could have been or could be earned by each of the NEOs at the defined levels of “Threshold,” “Target” and “Maximum” based on the performance-based awards granted to the NEOs in fiscal 2011; and

(2)         All other plan-based awards, such as stock options and RSUs, granted in fiscal 2011.

Each of the following columns is described in the footnotes below the table.

                        Grants of Plan-Based Awards in Fiscal 2011

	Grant		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	(4)		(5)		(6)	(7)
Ara K.		(1)	$0	—	$949,500	N/A	N/A	N/A
Hovnanian	06/10/2011	(2)									337,500	(8)	$1.93	$529,875
	06/10/2011	(3)							12,500	(8)				$24,125

J. Larry		(1)	$0	$350,000	$350,000	N/A	N/A	N/A
Sorsby	06/10/2011	(2)									67,500	(8)	$1.93	$105,975
	06/10/2011	(3)							2,500	(8)				$4,825

Thomas J.		(1)	$0	$125,000	$250,000	N/A	N/A	N/A
Pellerito	06/10/2011	(2)									45,000		$1.93	$70,650
	06/10/2011	(3)							1,667					$3,217

Brad G.		(1)	$57,120	$85,680	$85,680	N/A	N/A	N/A
O’Connor	06/10/2011	(2)									13,500		$1.93	$21,195
	06/10/2011	(3)							500					$965

David G.		(1)	$68,850	$68,850	$68,850	N/A	N/A	N/A
Valiaveedan	06/10/2011	(2)									11,250		$1.93	$17,663
	06/10/2011	(3)							1,250					$2,413

(1)
Regular Bonuses for CEO and CFO. As stated above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2011 bonus formulas for Messrs. Hovnanian and Sorsby are based on the greater of the ROACE calculation method and the EBITDA Improvement and Cash Balances calculation method, provided that their final bonuses do not exceed $949,500 and $350,000, respectively.  These NEOs would not earn any bonus under the ROACE calculation method if the ROACE percentage (as defined above under “Regular Bonuses” in the Compensation Discussion and Analysis) was zero or lower (as was the case in fiscal 2011) and would not earn any bonus under the EBITDA Improvement and Cash Balances calculation method if the EBITDA improvement and Cash Balances calculation (as discussed above under “Regular Bonuses” in the Compensation Discussion and Analysis) was $0 or lower.  Because bonus amounts above those levels, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for these NEOs.

For purposes of the above table presentation, bonuses earned at the “target” levels for the CEO and the CFO would be equal to the greater of (a) the ROACE calculation method which has a “target” percentage of 15% in accordance with the respective bonus formula tables and (b) the amount that could be earned under the EBITDA Improvement and Cash Balances calculation at the “target” level or the “mid-point” range of the respective bonus formula tables as described above under “Regular Bonuses” in the Compensation Discussion and Analysis, provided that their final bonuses do not exceed $949,500 and $350,000 for the CEO and CFO, respectively. Based on the greater of both components of their respective “target” levels of the bonus formulas, the ROACE portion of the bonus formulas would be greater than the EBITDA Improvement and Cash Balances portion for Mr. Sorsby. As a result, the total cash bonus payable to Mr. Sorsby at this level would be $350,000.  Mr. Hovnanian’s ROACE calculation method would provide for a payment of 1.5% of pre-tax income and, because pre-tax income was not determinable at the time the fiscal 2011 bonus formula was established, no target amount is reflected for Mr. Hovnanian in the above table.

            The maximum cash bonuses that could be earned by Messrs. Hovnanian and Sorsby for fiscal 2011 under either the ROACE calculation method or the EBITDA Improvement and Cash Balances calculation method were $949,500 and $350,000, respectively.

Regular Bonus for COO. As stated above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2011 bonus formula for Mr. Pellerito was based on the EBITDA Improvement and Cash Balances calculation method, provided that his bonus does not exceed $250,000.  Mr. Pellerito would not earn any bonus under the EBITDA Improvement and Cash Balances calculation method if the EBITDA improvement and Cash Balances  calculation (as discussed above under “Regular Bonuses” in the Compensation Discussion and Analysis) was $0 or lower.  Because bonus amounts above that level, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for this NEO.

            For purposes of the above table presentation, the bonus earned at the “target” level for the COO would be the amount that could be earned under the EBITDA Improvement and Cash Balances calculation at the “target” level or the “mid-point” range of the bonus formula as described above under “Regular Bonuses” in the Compensation Discussion and Analysis. The total cash bonus payable to Mr. Pellerito at this level would be $125,000.

            The maximum cash bonus that could be earned by Mr. Pellerito for fiscal 2011 was $250,000.

Regular Bonuses for the Vice President — Chief Accounting Officer and Corporate Controller and the Vice President — Finance and Treasurer. As stated above under “Regular Bonuses” of the Compensation Discussion and Analysis, the fiscal 2011 bonus formulas for Messrs. O’Connor and Valiaveedan are based on both the ROACE calculation method and the “Meeting Personal Objectives” method, subject to a cap of 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas.

For purposes of the above table presentation, the “threshold” level is defined as when the ROACE percentage is at or below zero and the “threshold” achievement of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year as described above in the Compensation Discussion and Analysis under “Regular Bonuses” is achieved. Based on the “threshold” level, these NEOs would not have earned a bonus payout for fiscal 2011 based on the ROACE percentage, but, based upon the “threshold” achievement of their personal objectives, Messrs. O’Connor and Valiaveedan would have earned bonus payouts of 20% and 30% of their base salary, respectively.  As a result, for fiscal 2011, Messrs. O’Connor and Valiaveedan at “threshold” would have earned total cash bonuses of $57,120 and $68,850, respectively.  Since the payout based on Mr. Valiaveedan’s “target” level would exceed 50% of the maximum percentage of base salary he could otherwise achieve under the personal objectives portion of his bonus formula, the bonus for Mr. Valiaveedan at this level would be capped at $68,850.

For purposes of this table presentation, the “target” level is defined as when the Company’s ROACE percentage is at 15% and if the “target” or a “substantial” percentage of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year is achieved. Since the payouts based on their respective “target” levels would exceed 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. O’Connor and Valiaveedan at this level would be capped at $85,680 and $68,850, respectively.

For purposes of this table presentation, the “maximum” level is defined as the maximum award earned under the ROACE calculation method and the maximum award if all or an “outstanding” percentage of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year are achieved. The maximum bonus payable under the ROACE calculation is capped at a 20% ROACE level for Messrs. O’Connor and Valiaveedan. Since the payouts based on the maximum level would exceed 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. O’Connor and Valiaveedan at this level would be capped at $85,680 and $68,850, respectively.

(2)
Stock Option Awards. These rows represent the number of stock options awarded each NEO in fiscal 2011.  Mr. Hovnanian’s stock option award was granted in the form of options to purchase shares of Class B Common Stock and the stock option awards for the other NEOs were granted in the form of options to purchase shares of Class A Common Stock.

(3)
RSU Awards. These rows represent the number of RSUs awarded to each NEO in fiscal 2011.  Mr. Hovnanian’s RSU award was granted in the form of rights to receive shares of Class B Common Stock and the RSU awards for the other NEOs were granted in the form of rights to receive shares of Class A Common Stock.

(4)
“All Other Stock Awards: Number of Shares of Stock or Units” Column. This column discloses the number of RSUs (not tied to any financial or personal objectives performance measure) awarded to an NEO in fiscal 2011. Following the end of the fiscal year, Messrs. Hovnanian and Sorsby agreed to accept performance conditions on their stock options and RSUs as described under footnote (8) below.

(5)
“All Other Option Awards: Number of Securities Underlying Options” Column. This column discloses the number of stock options (not tied to any financial or personal objectives performance measure) awarded to an NEO in fiscal 2011.  Following the end of the fiscal year, Messrs. Hovnanian and Sorsby agreed to accept performance conditions on their stock options and RSUs as described under footnote (8) below.

(6)	“Exercise or Base Price of Option Awards” Column. The option exercise price is the closing price per share of the Company’s Class A Common Stock on the NYSE on the day of the option grant.

(7)
“Grant Date Fair Value of Stock and Option Awards” Column. The grant date fair value of the stock option and RSU awards was computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011. This value for options was calculated based on the Black-Scholes option pricing model in which the option fair value as of the grant date (June 10, 2011) was determined to be $1.57.  The grant date fair value for RSU awards is based upon the closing price per share of the Company’s Class A Common Stock on the NYSE on the day of the grant (June 10, 2011), or $1.93.

(8)
In February 2012, these awards were amended to require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed fiscal 2011 actual EBITDA for two consecutive fiscal years, in the case of options, during the option term and, in the case of RSUs, prior to the tenth anniversary of the grant date.  Regardless of when the performance criteria are met, vesting will not occur sooner than 25% per year beginning on the second anniversary of the grant.  For this purpose, fiscal 2011 actual EBITDA is the amount from our consolidated financial statements for the year ended October 31, 2011.  Adjusted EBITDA will be based on EBITDA from the consolidated financial statements for the applicable fiscal year-end, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt.

(3) OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

The following table shows all unexercised stock options, unvested deferred shares, and unvested restricted stock units held at the end of fiscal 2011 by the NEOs.

Outstanding Equity Awards at Fiscal 2011 Year-End

		OPTION AWARDS							STOCK AWARDS
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or other Rights that have not vested ($)
Ara Hovnanian (4)	06/13/08	187,500		187,500		—	$6.46	06/12/18	—		$—	—		$—
	06/12/09	187,500	(2)	562,500	(2)	—	$2.55	06/11/19	—		$—	—		$—
	06/11/10	—		375,000		—	$4.73	06/10/20	—		$—	554,388	(3)	$798,319	(3)
	06/10/11	—		337,500	(5)	—	$1.93	06/09/21	12,500	(5)	$18,000	—		$—

J. Larry Sorsby (4)	06/13/08	37,500		37,500		—	$6.46	06/12/18	—		$—	—		$—
	06/12/09	37,500	(2)	112,500	(2)	—	$2.55	06/11/19	—		$—	—		$—
	06/11/10	—		75,000		—	$4.73	06/10/20	—		$—	202,960	(3)	$292,262	(3)
	06/10/11	—		67,500	(5)	—	$1.93	06/09/21	2,500	(5)	$3,600	—		$—

Thomas J. Pellerito	01/23/02	10,000		—		—	$9.99	01/22/12	—		$—	—		$—
	01/23/03	20,000		—		—	$15.95	01/22/13	—		$—	—		$—
	06/13/08	10,000		—		—	$6.46	06/12/18	—		$—	—		$—
	06/12/09	35,000		—		—	$2.55	06/11/19	—		$—	—		$—
	06/11/10	50,000		—		—	$4.73	06/10/20	—		$—	169,133	(3)	$243,552	(3)
	06/10/11	45,000		—		—	$1.93	06/09/21	1,667		$2,400	—		$—

Brad G. O’Connor	05/19/06	—		—		—	$—	—	206		$297	—		$—
	10/31/07	—		—		—	$—	—	—		$—	950		$1,368
	06/13/08	7,500		7,500		—	$6.46	06/12/18	—		$—	—		$—
	10/31/08	—		—		—	$—	—	—		$—	5,244		$7,551
	06/12/09	6,250		18,750		—	$2.55	06/11/19	—		$—	—		$—
	06/11/10	—		15,000		—	$4.73	06/10/20	—		$—	47,357	(3)	$68,194	(3)
	06/10/11	—		13,500		—	$1.93	06/09/21	500		$720	—		$—

David G. Valiaveedan	10/31/07	—		—		—	$—	—	—		$—	631		$909
	06/13/08	3,750		3,750		—	$6.46	06/12/18	415		$598	—		$—
	10/31/08	—		—		—	$—	—	—		$—	3,691		$5,315
	06/12/09	3,282		9,843		—	$2.55	06/11/19	1,093		$1,574	—		$—
	06/11/10	—		11,250		—	$4.73	06/10/20	1,250		$1,800	45,666	(3)	$65,759	(3)
	06/10/11	—		11,250		—	$1.93	06/09/21	1,250		$1,800	—		$—

(1)
The options represented in the table (except as discussed in footnote (2) below) that were granted prior to 2007 vest 25% per year beginning on the third anniversary of the date of grant except for Mr. Pellerito whose options granted prior to 2007 vested 25% per year beginning on the first anniversary of the date of grant. The options listed above that were granted during or after 2007 vest 25% per year beginning on the second anniversary of the date of grant.  In each case, upon termination due to death, disability or qualified retirement, the options, to the extent not previously vested and exercised, would become fully vested and exercisable. The RSU awards represented in the table that were granted prior to 2007 vest 25% per year beginning on the third anniversary of the grant date. The RSU awards represented in the table that were granted during or after 2007 vest 25% per year beginning on the second anniversary of the date of grant. In each case, upon termination due to death, disability or qualified retirement, but only if such retirement occurs on or after the first anniversary of the date of the grant, the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable. Currently, Mr. Pellerito is the only NEO who qualifies for accelerated vesting on the basis of retirement.  In connection with the amendments to their RSUs awarded in fiscal 2011 described under footnote (5) below, Messrs. Hovnanian and Sorsby agreed to eliminate accelerated vesting of such RSUs on the basis of qualified retirement.  In addition, following fiscal 2011 year-end, the Company entered into change in control severance agreements with Messrs. O’Connor and Valiaveedan pursuant to which their unvested options would become fully vested and exercisable if they are terminated under specified conditions following a change in control of the Company.  All stock option and RSU grants were made in the form of Class A Common Stock except for the CEO whose grants were made in the form of Class B Common Stock.

(2)
Included in these numbers are 375,000 and 75,000 performance-based options for Mr. Hovnanian and Mr. Sorsby, respectively (50% of the options reflected in each column).  These performance-based options follow the same time vesting schedule as standard stock options, provided that the Committee determined that (1) the Company’s EBITDA for fiscal 2009 was at least $200,000,000 greater than the Company’s EBITDA for fiscal 2008 and (2) the Company’s EBITDA for fiscal 2010 was at least $300,000,000 greater than the Company’s EBITDA for fiscal 2008. For this purpose, “EBITDA” is defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization (but including inventory impairment loss and land option write-offs and gain on extinguishment of debt), determined in a manner consistent with the Company’s normal practices for quarterly press release financial reporting purposes. At the end of fiscal 2009, the Committee determined that the first performance hurdle was achieved since the Company’s EBITDA for fiscal 2009 was at least $200,000,000 greater than in fiscal 2008.  At the end of fiscal 2010, the Committee determined that the second performance hurdle was achieved since the Company’s EBITDA for fiscal 2010 was at least $300,000,000 greater than in fiscal 2008.

(3)
Represents the number and value of shares underlying the LTIP awards granted on June 11, 2010.  Because performance through the end of fiscal 2011 was between the threshold and target levels, the number and value of shares underlying the awards are based on target performance.

(4)
In October 2011, in the interest of reducing the Company’s overall shareholder dilution, Messrs. Hovnanian and Sorsby voluntarily cancelled all of the outstanding options from their 2001 and 2002 grants to further reduce (as they did in fiscal 2008) a portion of the equity reserve “overhang” under the Company’s equity compensation plans.  As a result, the total number of shares of common stock available for future issuance was reduced by 1,200,000 shares (1,100,000 for Mr. Hovnanian’s cancelled options and 100,000 for Mr. Sorsby’s).

(5)
In February 2012, these awards were amended to require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed fiscal 2011 actual EBITDA for two consecutive fiscal years, in the case of options, during the option term and, in the case of RSUs, prior to the tenth anniversary of the grant date.  Regardless of when the performance criteria are met, vesting will not occur sooner than 25% per year beginning on the second anniversary of the grant.  For this purpose, fiscal 2011 actual EBITDA is the amount from our consolidated financial statements for the year ended October 31, 2011.  Adjusted EBITDA will be based on EBITDA from the consolidated financial statements for the applicable fiscal year-end, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt.

The following table shows the total value of all unexercised stock options (exercisable and unexercisable) that each of the NEOs held at the end of fiscal 2011:

Value of Outstanding Option Awards at Fiscal 2011 Year-End (Supplemental Table)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (a)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (a)
Ara Hovnanian	06/13/08	187,500	$0	187,500	$0
	06/12/09	187,500	$0	562,500	$0
	06/11/10	—	$0	375,000	$0
	06/10/11	—	$0	337,500	$0

J. Larry Sorsby	06/13/08	37,500	$0	37,500	$0
	06/12/09	37,500	$0	112,500	$0
	06/11/10	—	$0	75,000	$0
	06/10/11	—	$0	67,500	$0

Thomas J. Pellerito	01/23/02	10,000	$0	—	$0
	01/23/03	20,000	$0	—	$0
	06/13/08	10,000	$0	—	$0
	06/12/09	35,000	$0	—	$0
	06/11/10	50,000	$0	—	$0
	06/10/11	45,000	$0	—	$0

Brad G. O’Connor	06/13/08	7,500	$0	7,500	$0
	06/12/09	6,250	$0	18,750	$0
	06/11/10	—	$0	15,000	$0
	06/10/11	—	$0	13,500	$0

David G. Valiaveedan	06/13/08	3,750	$0	3,750	$0
	06/12/09	3,282	$0	9,843	$0
	06/11/10	—	$0	11,250	$0
	06/10/11	—	$0	11,250	$0

(a)	Based on the difference between the closing market price of the Company’s Class A Common Stock on the NYSE at October 31, 2011 and the exercise price of the options.

(4) OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

The following table discloses information with respect to stock options exercised by the NEOs in fiscal 2011 and stock awards held by them that vested in fiscal 2011:

Option Exercises and Stock Vested in Fiscal 2011

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($) (1)
Ara K. Hovnanian	—	—	—	—
J. Larry Sorsby	—	—	—	—
Thomas J. Pellerito	—	—	834	$1,585
Brad G, O’Connor	—	—	3,782	$13,186
David G. Valiaveedan	—	—	3,053	$9,866

(1)	Based on the closing market price of the Company's Class A Common Stock on the NYSE on the day of vesting.

(5) NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2011

The following table provides a summary of the NEOs’ participation in the Company’s nonqualified executive deferred compensation plan (“EDCP”) during fiscal 2011.  No deferrals under the EDCP were permitted in fiscal 2011.  Messrs. O’Connor and Valiaveedan are not eligible to participate in the EDCP.  For Mr. Pellerito, the table also provides information regarding RSUs that were considered to have vested in a prior fiscal year due to his “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class A Common Stock had not yet been delivered.

Nonqualified Deferred Compensation for Fiscal 2011

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions (2)	Aggregate Balance at Last Fiscal Year (3)
Ara K. Hovnanian	$—	$—	$(696,221)	$1,728,148	$661,162
J. Larry Sorsby	$—	$—	$(407,892)	$—	$277,059
Thomas J. Pellerito	$—	$—	$—	$—	$—
	$—	$—	$(4,148)	$1,585	$3,164
Brad G. O’Connor	$—	$—	$—	$—	$—
David G. Valiaveedan	$—	$—	$—	$—	$—

(1)
“Aggregate Earnings in Last Fiscal Year” Column. This column represents the unrealized earnings/(losses) of the EDCP’s total account balance. For Mr. Pellerito, the second row under his name represents earnings/(losses) on the undelivered portion of the shares of Class A Common Stock underlying his RSUs that had been considered vested in a prior fiscal year, which earnings/(losses) have been “realized” only to the extent of the shares delivered during fiscal 2011. No such earnings are considered above-market or preferential and, accordingly, are not included in the Summary Compensation Table.

(2)
“Aggregate Withdrawals/Distribution” Column. This column represents the payouts or distributions to the NEOs of vested amounts of deferred compensation pursuant to their elections. For Mr. Pellerito, the second row under his name represents the value “realized” upon the delivery of the first 25% of the shares of Class A Common Stock underlying his RSUs that had been considered vested in a prior fiscal year, based upon the closing market price of the Company’s Class A Common Stock on the NYSE on the date of delivery.

(3)
“Aggregate Balance at Last Fiscal Year” Column. This column represents the net balance of the NEOs’ EDCP accounts as of October 31, 2011 based on an aggregation of all sub-accounts. Such balances reflect executive contributions that were included in Summary Compensation tables in previous years. For Mr. Pellerito, the second row under his name represents the market value of the remaining undelivered portion of the shares of Class A Common Stock underlying his RSUs that had been considered vested in a prior fiscal year, based upon the closing market price of the Company’s Class A Common Stock on the NYSE as of October 31, 2011. The grant date fair value of these shares was $10,756. Because these shares were awarded to Mr. Pellerito in fiscal 2008 prior to his becoming an NEO, this amount was not reflected in the Summary Compensation Table in fiscal 2008.

(6) POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

The following table summarizes payments and benefits that would be payable to each of the NEOs in the event of their termination of employment or upon the occurrence of a change-in-control (“triggering event”). For purposes of this table, the effective date of termination is assumed to be October 31, 2011, the last business day of fiscal 2011, and also assumes that the change in control severance agreements entered into with Messrs. O’Connor and Valiaveedan in January 2012 had been in effect as of October 31, 2011.

Potential Payments Upon Termination Or Change-In-Control Table

Named Executive Officer	Voluntary Termination		Involuntary Termination			Change in Control (5)
Form of Compensation	With or Without Good Reason	Normal Retirement	Without Cause	With Cause	Death or Disability	Without Termination	With Involuntary Termination or Termination with Good Reason
Ara K. Hovnanian
Accelerated vesting of annual bonus awards (1)	—	—	$949,500	—	$949,500	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$18,000	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	$239,892	—	—
Contractual disability/death payment (4)	—	—	—	—	$10,000,000	—	—
Cash severance payment	—	—	—	—	—	—	—
Total	—	—	$949,500	—	$11,207,392	—	—

J. Larry Sorsby
Accelerated vesting of annual bonus awards (1)	—	—	$350,000	—	$350,000	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$3,600	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	$87,824	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Total	—	—	$350,000	—	$441,424	—	—

Thomas J. Pellerito
Accelerated vesting of annual bonus awards (1)	$250,000	$250,000	$250,000	—	$250,000	—	—
Accelerated vesting of equity awards (2)	$4,798	$4,798	$4,798	$4,798	$4,798	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	$73,188	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Total	$254,798	$254,798	$254,798	$4,798	$327,986	—	—

Brad G. O’Connor
Accelerated vesting of annual bonus awards (1)	—	—	$85,680	—	$85,680	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$9,936	—	$9,936
Accelerated vesting of LTIP awards (3)	—	—	—	—	$20,494	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	$370,160
Total	—	—	$85,680	—	$116,110	—	$380,096

David G. Valiaveedan
Accelerated vesting of annual bonus awards (1)	—	—	$68,850	—	$68,850	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$11,995	—	$11,995
Accelerated vesting of LTIP awards (3)	—	—	—	—	$19,760	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	$343,350
Total	—	—	$68,850	—	$100,605	—	$355,345

For purposes of this table presentation, consideration of the forms of compensation or additional payments or benefits to an NEO in the event of a triggering event includes:

(1)
Accelerated vesting of annual bonus awards. According to the Company’s bonus program’s policies and procedures, the fiscal 2011 performance-based bonus award is considered earned only if an NEO is on the payroll and employed by the Company on the date that it is scheduled to be paid. However, if an NEO’s termination were due to retirement on or after age 58, a reduction in force, position elimination, death or disability, the NEO would be eligible for a prorated payment through his termination date, less any amounts previously paid. The values in the table represent 100% of the NEOs’ fiscal 2011 bonuses that were payable no later than January 15, 2012. Because Mr. Pellerito has reached age 58, any termination of his employment, other than for cause, would be considered a qualified retirement.

(2)
Accelerated vesting of equity awards. Under circumstances other than death, disability or qualified retirement, any unvested stock options and RSUs are cancelled in accordance with the Company’s stock option and RSU agreements.  Because Mr. Pellerito has reached the age and/or service requirements specified in these agreements, any termination of his employment would be considered a qualified retirement. The amounts in this table are calculated at the closing market price of the Company’s stock on October 31, 2011 ($1.44).

(3)
Accelerated vesting of LTIP awards. Except in the case of death or disability, LTIP participants who terminate prior to the end of the performance period (October 31, 2013) forfeit all of their LTIP awards.  Therefore, no amounts are shown under “Voluntary Termination.” Similarly, no amounts are shown under “Involuntary Termination” except in the case of death or disability.  In the case of death prior to the end of the performance period, the participant is eligible to receive a prorated award payable in January 2014.  In the case of disability, the participant is eligible to receive a prorated award in accordance with the following schedule: (1) 50% of the award will become vested on October 31, 2013 and payable in January 2014, (2) 30% of the award will become vested on October 31, 2014 and payable in January 2015 and (3) 20% of the award will become vested on October 31, 2015 and payable in January 2016.  The values in the “Death or Disability” column represent one-third of the NEOs’ LTIP award based on performance through October 31, 2011 and, for the stock portion, based on the closing market price of the Company’s stock on October 31, 2011 ($1.44).

(4)
Contractual Disability and Death Payment. The Company has an agreement with Mr. Hovnanian which provides that in the event of his disability or death during his employment with the Company he (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million.

(5)
Change in Control. As noted in the Compensation Discussion and Analysis under “Actions for Fiscal 2012,” following the end of fiscal 2011, the Company entered into change in control agreements with Messrs. O’Connor and Valiaveedan.  Such agreements provide that if, within two years of the occurrence of a change in control, the NEO is involuntarily terminated other than for cause or the NEO terminates for good reason (a material reduction in duties, title or responsibilities or any reduction in base salary), the NEO, upon execution of the Company’s standard release, would receive a lump sum cash payment equal to one year’s annual base salary plus the average of the last three year’s bonuses and become 100% vested in all outstanding stock options, RSUs and deferred shares granted prior to the change in control, to the extent not previously vested.  In addition, if the change in control occurs following the end of the LTIP performance period (October 31, 2013), the unpaid cash and stock portions of the LTIP award will continue to be paid to the NEO on the scheduled payout dates.  The amounts in the table reflect the additional payments that Messrs. O’Connor and Valiaveedan would have received had these agreements been in effect on the last day of the fiscal year.

For purposes of this table, the following programs were also considered.

•	Base salary continuation plan payments. The Company does not maintain such plans.

•	Contractual disability/death payments. Only Mr. Hovnanian has this arrangement, which is described under footnote (4) above.

•
Other perquisites and benefits. Except as noted above, there are no existing severance arrangements or policies which would extend perquisites or other benefits to the NEOs upon a triggering event that would not otherwise be also available to any employee of the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Committee annually reviews the compensation program for directors who are not employees of the Company and makes recommendations to the Board of Directors for their approval. For fiscal 2011, the Committee engaged PM&P to conduct an independent, comprehensive review of non-employee Director compensation, including a review of Director compensation for the Peer Group.  In December 2010, based on this review and after consideration of the compensation philosophy, the historical and marketplace compensation values and practices for Director compensation, as well as the anticipated Director time commitments and value added activities for fiscal 2011, the Committee recommended, and the Board of Directors approved, the continuation for fiscal 2011 of the annual retainers (cash and stock) and meeting fees at the same levels as fiscal 2010.  These retainer and meeting fee levels have remain unchanged since fiscal 2005.

In May 2011, the Committee reviewed and determined the level of annual and committee equity grants.  The Committee considered the grant date fair value of equity grants in comparison with historical grant values, information on general industry director compensation levels, and the added value and guidance the non-employee Directors provided in the strategic decisions concerning the Company’s capital structure and refinancing of the Company’s debt.  In addition, the Committee considered the limited share reserves under the 2008 Plan.  Based on these factors, the Committee recommended and the Board of Directors approved for fiscal 2011, additional equity grants consisting of 8,500 stock options and 500 RSUs for each Director and 3,400 stock options and 200 RSUs for each committee on which a Director serves.  Using a standardized three option to one RSU ratio that has been in place since 2004 for the Company’s executive officers, this grant level represented the same award level as had been approved in fiscal 2009 and 2010.  The non-employee Directors were also eligible to elect to receive additional RSUs in lieu of stock options at a ratio of three stock options to one RSU, although no non-employee Directors made such an election.  The total value of stock and stock option awards for fiscal 2011 is well below the median for general industry companies with similar revenue size.

Below is a summary of non-employee Director compensation for fiscal 2011:

•	Annual retainer of $40,000 with an additional retainer of $20,000 for each committee on which a Director serves (each paid 50% in cash and 50% in stock);

•	Annual grant of 13,500 stock options and 500 RSUs with an additional 5,400 stock options and 200 RSUs for each committee on which a Director serves; and

•	Meeting fees of $3,000 per board meeting held in person, $2,000 per telephonic board meeting, $5,000 per committee meeting held in person and $2,500 per telephonic committee meeting.

For fiscal 2012, the Committee resolved that annual and committee retainer payments to non-employee Directors would be made 100% in cash, rather than 50% in cash and 50% in stock as in previous years, because such payments predated the annual meeting and the Company anticipated it would not have sufficient capacity under its existing stock incentive plan to make stock retainer awards.

For additional information related to non-employee Director compensation, please also refer to the “Director Compensation for Fiscal 2011” table below.

In conjunction with promoting high ethical standards for the distribution of equity-based incentives, the Committee also established the second Friday in January of each year as the date for payment of the non-employee Director annual and committee retainers and the date for establishment of the stock price for purposes of calculation of the stock portion of the non-employee Director annual and committee retainers. The Committee also established the second Friday in June as the date of the annual stock option and RSU grants for all non-employee Directors of the Company, which is the same as the grant date for all employees. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in its stock price, or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. Exercise prices of stock options were set at the closing price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.

The Board of Directors of the Company adopted stock ownership guidelines, recommended by the Committee, which set forth minimum amounts of stock ownership, directly or beneficially, for the Company’s Directors.  The guidelines provide that non-employee Directors are encouraged to achieve and maintain stock ownership amounts which equal 2x the total value of their annual retainer (which represents $80,000 in total or 4x the cash portion of the annual retainer) within 5 years after they become subject to the guidelines. On an annual basis, the Committee reviews adherence to the Company’s stock ownership guidelines, which are incorporated into the Company’s Corporate Governance Guidelines. The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of non-employee Directors with those of its stockholders.  All non-employee Directors are in compliance with these stock ownership guidelines.

The following table summarizes the compensation of the Company’s non-employee Directors related to their services in fiscal 2011.

Director Compensation for Fiscal 2011

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert B. Coutts	$66,002	$31,349	$29,673	—	—	—	$127,024
Edward A. Kangas	$121,003	$52,120	$46,629	—	—	—	$219,752
Joseph A. Marengi	$61,002	$31,349	$29,673	—	—	—	$122,024
John J. Robbins	$66,002	$31,349	$29,673	—	—	—	$127,024
Stephen D. Weinroth	$121,003	$52,120	$46,629	—	—	—	$219,752

(1)
“Fees Earned or Paid in Cash” Column. The amounts in this column represent the combined value of fiscal 2011 annual retainer and meeting fees paid in cash (including approximately 50% of the total annual retainer fee) as shown below. The remaining approximately 50% of the total annual retainer fee is paid in shares of the Company’s Class A Common Stock. For a full description of the annual retainer and meeting fees, share awards and stock option awards to non-employee directors, see the discussion preceding this table.

Total Fees Earned and Paid in Cash (Supplemental Table)

Name	FY11 Meeting Fees	FY11 Annual Retainer Fees Cash Payment (represents 50% of the total Annual Retainer Fees) (a)	Cash Total
Robert B. Coutts	$36,000	$30,002	$66,002
Edward A. Kangas	$71,000	$50,003	$121,003
Joseph A. Marengi	$31,000	$30,002	$61,002
John J. Robbins	$36,000	$30,002	$66,002
Stephen D. Weinroth	$71,000	$50,003	$121,003

(a)	Subject to rounding.

(2)
“Stock Awards” Column. The amounts in this column represent (A) the remaining 50% of the total annual retainer fee paid in shares of the Company’s Class A Common Stock for fiscal 2011 computed in accordance with FASB ASC Topic 718 as shown in the table below and (B) RSU grants (500 RSUs for serving on the Company’s Board of Directors and an additional 200 RSUs for each Board Committee on which the non-employee Director served). The assumptions used in the calculation of these amounts are included in Footnotes 3 and 15 to the Company’s audited financial statements for fiscal 2010 included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011.

(A) Total Annual Retainer (Supplemental Table)

Name	FY11 Annual Retainer Fees Stock Payment (represents 50% of the total Annual Retainer Fees) (a) (b)	Number of Shares Represented	FY11 Annual Retainer Fees Cash Payment (represents 50% of the total Annual Retainer Fees; also shown in footnote (1) above) (b)	Total Annual Retainer for Fiscal 2011
Robert B. Coutts	$29,998	6,048	$30,002	$60,000
Edward A. Kangas	$49,997	10,080	$50,003	$100,000
Joseph A. Marengi	$29,998	6,048	$30,002	$60,000
John J. Robbins	$29,998	6,048	$30,002	$60,000
Stephen D. Weinroth	$49,997	10,080	$50,003	$100,000

(a)
Non-employee Director stock awards for 50% of the total Annual Retainer Fee have no vesting restrictions and are valued as of the closing market price of the Company's Class A Common Stock on the NYSE on the date of grant.

(b)	Subject to rounding.

 (B) Grant Date Fair Value for the Total RSUs Granted to Non-Employee Directors in Fiscal 2011 (Supplemental Table)

Name	Number of RSUs Granted (a)	Total Grant Date Fair Value of RSUs
Robert B. Coutts	700	$1,351
Edward A. Kangas	1,100	$2,123
Joseph A. Marengi	700	$1,351
John J. Robbins	700	$1,351
Stephen D. Weinroth	1,100	$2,123

(a)
For fiscal 2011, non-employee Directors were granted 500 RSUs for serving on the Company’s Board of Directors and an additional 200 RSUs for each Board committee on which the non-employee Director served.

(3)
“Option Awards” Column. The amounts in this column reflect options to purchase shares of Class A Common Stock awarded in fiscal 2011 and are based on the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011.

The following table discloses the grant date fair value (based on Black-Scholes option pricing model) for the total stock options granted to non-employee Directors in fiscal 2011:

Grant Date Fair Value for the Total Stock Options Granted to Non-Employee Directors in Fiscal 2011
(Supplemental Table)

Name	Number of Options Granted (a)	Total Grant Date Fair Value of Options
Robert B. Coutts	18,900	$29,673
Edward A. Kangas	29,700	$46,629
Joseph A. Marengi	18,900	$29,673
John J. Robbins	18,900	$29,673
Stephen D. Weinroth	29,700	$46,629

(a)
For fiscal 2011, non-employee Directors were granted 13,500 options to purchase shares of Class A Common Stock for serving on the Company’s Board of Directors and an additional 5,400 options to purchase shares of Class A Common Stock for each Board committee on which the non-employee Director served.

The following table shows all unexercised stock options and unvested RSUs that each of the non-employee directors held at the end of fiscal 2011:

Outstanding Non-Employee Director Equity Awards at Fiscal 2011 Year-End (Supplemental Table)

		OPTION AWARDS						STOCK AWARDS
Name	Grant Date (a)	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (b)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested ($)
Robert B. Coutts	06/13/08	7,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	21,000	$0	—	$0	$2.55	06/11/19	—	$—
	06/11/10	21,000	$0	—	$0	$4.73	06/10/20	—	$—
	06/10/11	18,900	$0	—	$0	$1.93	06/09/21	700	$1,008

Edward A. Kangas	06/13/08	11,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	33,000	$0	—	$0	$2.55	06/11/19	—	$—
	06/11/10	33,000	$0	—	$0	$4.73	06/10/20	—	$—
	06/10/11	29,700	$0	—	$0	$1.93	06/09/21	1,100	$1,584

Joseph A. Marengi	06/13/08	7,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	14,000	$0	7,000	$0	$2.55	06/11/19	—	$—
	06/11/10	7,000	$0	14,000	$0	$4.73	06/10/20	—	$—
	06/10/11	—	$0	18,900	$0	$1.93	06/09/21	700	$1,008

John J. Robbins	06/13/08	7,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	21,000	$0	—	$0	$2.55	06/11/19	—	$—
	06/11/10	21,000	$0	—	$0	$4.73	06/10/20	—	$—
	06/10/11	18,900	$0	—	$0	$1.93	06/09/21	700	$1,008

Stephen D. Weinroth	11/06/01	10,000	$0	—	$0	$5.58	11/05/11	—	$—
	06/13/08	11,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	33,000	$0	—	$0	$2.55	06/11/19	—	$—
	06/11/10	33,000	$0	—	$0	$4.73	06/10/20	—	$—
	06/10/11	29,700	$0	—	$0	$1.93	06/09/21	1,100	$1,584

(a)
Stock options vest one-third per year beginning on the first anniversary of the date of grant. If prior to the stock option termination date the non-employee Director ceases to be a member of the Board of Directors due to death, disability or Retirement, the stock option, to the extent not previously vested and exercised, immediately becomes fully vested and exercisable.  RSUs vest one-third per year beginning on the first anniversary of the date of grant; provided, however, that, if the non-employee Director ceases to be a member of the Board of Directors due to death, disability or Retirement, but only if such Retirement occurs on or after the first anniversary of the date of the grant, the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable.  “Retirement” is defined as termination as a member of the Board of Directors on or after age 60, or on or after age 58 with at least 15 years of Service to the Company immediately preceding such termination.  All stock option and RSU grants were made in the form of Class A Common Stock. Currently, Messrs. Coutts, Kangas, Robbins and Weinroth qualify for accelerated vesting on the basis of their eligibility for Retirement.

(b)	Based on the difference between the closing market price of the Company’s Class A Common Stock on the NYSE at October 31, 2011 and the exercise price of the options.

THE AUDIT COMMITTEE

Membership, Independence, & Qualifications

Messrs. Kangas, as Chairman, Robbins and Weinroth are the members of the Audit Committee.  The Company’s Board of Directors has determined that each member of the Audit Committee is independent as required by both the rules of the NYSE and regulations of the SEC, and an “audit committee financial expert” in accordance with SEC regulations. With regard to Mr. Kangas, the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience in consulting to clients in many diverse industries. With regard to Mr. Robbins, the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, which includes specialization in homebuilding companies. With regard to Mr. Weinroth, the Board of Directors considered his many years of experience as a Managing Member or partner in several merchant and investment banking companies, which are very valuable to the Company as it continues to evaluate its debt profile and capital structure and various financing and refinancing alternatives.

Responsibilities of the Audit Committee & Charter

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is governed by its Charter, which is available on the Company’s public website, www.khov.com, under “Investor Relations/Corporate Governance.”

Policies & Procedures Established By Audit Committee

In accordance with SEC regulations, the Audit Committee has established procedures for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report or other audit, review, or attest services. The Company’s independent registered public accounting firm reports directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between such firm and management regarding financial reporting.

In fiscal year 2003, the Audit Committee established whistle blowing procedures as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 303A.07(c)(iii) of the NYSE Corporate Governance Rules. These procedures are discussed in the Company’s Code of Ethics (Section IV.G.) which is available on the Company’s public website at www.khov.com under “Investor Relations/Corporate Governance.”

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has also established procedures for the pre-approval of audit and permitted non-audit services provided by an independent registered public accounting firm. The Company’s “Audit and Non-Audit Services Pre-Approval Policy” (“Pre-Approval Policy”) was most recently reviewed and approved by the Audit Committee at its meeting held on October 31, 2011.

As set forth in the Pre-Approval Policy, audit services require specific approval by the Audit Committee, except for certain services that have received general pre-approval by the Audit Committee.

In accordance with the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Prior to establishing the list of pre-approved services, the Audit Committee determines if the Company’s independent registered public accounting firm is an effective provider of services. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. For fiscal year 2011, there are four categories of services that have received general pre-approval by the Audit Committee: Audit, Audit-Related, Tax and All Other Services and the pre-approved dollar amount for such services may not exceed $100,000 per engagement.

The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit or permitted non-audit services to be provided by the independent registered public accounting firm, so long as decisions are presented to the full Audit Committee at its next scheduled meeting.

THE AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2011 with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles:

•	the overall scope and plans for such accounting firm’s respective audits of the Company,

•	such accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles,

•
such accounting firm’s independence from management and the Company, including matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Accounting Oversight Board concerning independence and received by the Company, and

•
such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. I. AU Section 380), as adopted by the Public Company Accounting Oversight Board, which we refer to as the PCAOB, in Rule 3200T, other standards of the PCAOB, rules of the Securities and Exchange Commission, and other applicable regulations.

The Audit Committee, under the Audit Committee Charter, reviews quarterly with management the Company’s financial statements prior to their being filed with the SEC. The Audit Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011.

AUDIT COMMITTEE

Edward A. Kangas, Chair
John J. Robbins
Stephen D. Weinroth

FEES PAID TO PRINCIPAL ACCOUNTANT

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP in each of fiscal 2011 and 2010 for professional services rendered for the audit of our consolidated financial statements, for the reviews of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2011 and 2010, the audit of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2011 and 2010, or for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort and consent letters in connection with SEC filings and financing transactions, were $2,721,000 and $2,511,000, respectively. The aggregate fees billed by Ernst & Young LLP in fiscal 2011 and 2010 for these audit services were $208,000 and $70,000.

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche LLP in both fiscal 2011 and 2010 for assurance and related services that were reasonably related to performance of the audit or review of the Company’s consolidated financial statements and that are not reported under “Audit Fees” above were $2,000. These fees were for electronic access to the Deloitte & Touche LLP Technical Library. There were no fees billed by Ernst & Young LLP in either of fiscal 2011 and 2010 for these audit-related services.

Tax Fees

The aggregate fees billed by Deloitte & Touche LLP in both fiscal 2011 and 2010 for professional services rendered for tax compliance, tax advice and tax planning were $22,000. The aggregate fees billed by Ernst & Young LLP in each of fiscal 2011 and 2010 for these tax services were $38,000 and $22,000, respectively.

All Other Fees

There were no fees billed for products and services provided by Deloitte & Touche LLP or by Ernst & Young LLP in either of fiscal 2011 and 2010 other than the services described above.

Pre-Approval Policies and Procedures

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. For a discussion of the Audit Committee’s pre-approval policies and procedures, see “The Audit Committee” above.

PRINCIPAL ACCOUNTANT INDEPENDENCE

The Audit Committee has determined that the provision of all non-audit services performed by Deloitte & Touche LLP and Ernst & Young LLP were compatible with maintaining the independence of each firm.

CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee is primarily responsible for reviewing the Company’s existing Corporate Governance Guidelines and further developing such guidelines and other policies and procedures that enhance the Company’s corporate governance.

In accordance with promoting strong corporate governance, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, controller and all other associates of the Company, including its Directors and other officers. The Company has also adopted Corporate Governance Guidelines.

The Company makes available to the public various corporate governance related information on its public website (www.khov.com) under “Investor Relations/Governance” and to any shareholder who requests such information in writing. Information on the website includes the Company’s Code of Ethics, Corporate Governance Guidelines (including the Related Person Transaction Policy) and Charters of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors by corresponding to the address below. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter.

Attn: Board of Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

The Company’s non-employee Directors meet without management after each regularly scheduled meeting of the Board of Directors. The presiding Director is selected to preside at these executive sessions by the directors in attendance.

Shareholders, associates of the Company and other interested parties may communicate directly with non-employee Directors as a group by corresponding to the address below. Members of the non-employee Director group include: Messrs. Coutts, Kangas, Marengi, Robbins and Weinroth. All non-employee Directors are “independent” in accordance with NYSE rules and as defined under the Company's Certificate of Incorporation. Mr. Kangas will report to all non-employee Directors any correspondence which is received by him as indicated by the urgency of the matter, or at the next scheduled meeting of non-employee Directors.

Attn: Non-Employee Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

In addition, associates of the Company may anonymously report concerns or complaints via the K. Hovnanian Corporate Governance Hotline or by following the procedure discussed in the Company’s Code of Ethics.

OVERSIGHT OF RISK MANAGEMENT

The Company is exposed to a number of risks and undertakes at least annually an Enterprise Risk Management review to identify and evaluate these risks and to develop plans to manage them effectively. The Company’s Executive Vice President and Chief Financial Officer, Mr. Sorsby (who is himself a member of the Board of Directors), is directly responsible for the Company’s Enterprise Risk Management function and reports both to the President, Chief Executive Officer and Chairman and to the Audit Committee in this capacity. In fulfilling his risk management responsibilities, the CFO works closely with members of senior management, including the Vice President — Corporate Counsel, Vice President — Risk Management, Vice President — Human Resources — Total Rewards, Vice President — Chief Information Officer, Vice President — Audit Services, and others.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company’s Enterprise Risk Management function. In that regard, the CFO meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board of Directors on a regular basis to apprise them of their discussions with the CFO regarding the Company’s Enterprise Risk Management efforts. Finally, the CFO reports directly to the Board of Directors on at least an annual basis to apprise them directly of the Company’s Enterprise Risk Management efforts.

By design, the Company’s compensation program for executive officers does not incentivize excessive risk-taking. Our base salary component of compensation does not encourage risk-taking because it is a fixed amount. The remaining elements of executive officer compensation have the following risk-limiting characteristics:

•	We do not provide guaranteed bonuses, nor have we awarded excessively large equity grants with unlimited upside but no downside risk;

•	In recent years when ROACE bonuses were not attainable, bonuses based on net debt or EBITDA improvements and cash balances have been capped based on specific dollar amounts;

•	We maintain a balanced portfolio between long-term and short-term; fixed and variable; and cash and equity in our compensation program;

•	A variety of performance measures are used in our short-term and long-term incentive plans;

•	We do not provide lucrative severance packages or any supplemental pension plans;

•
A large portion of our compensation program is tied to long-term and sustained company performance, and our LTIP grant requires a two-year holding period for full vesting even after awards are earned after a three-year performance period;

•	Our incentive plans are not tied to formulas that could focus executives on specific short-term outcomes to the detriment of long-term results;

•	The Compensation Committee reserves the right to apply negative discretion to bonus amounts calculated under the bonus formulas;

•	Our CEO and CFO are subject to our stock ownership and holding guidelines, discussed on page 33; and

•	Our compensation programs do not provide high or inappropriate pay opportunities compared to our Peer Group.

LEADERSHIP STRUCTURE

From 1997 to 2009, the Company had separate individuals serving as Chairman of the Board and as Chief Executive Officer. This structure reflected the continuing strong leadership, energy and passion brought to the Board of Directors by our founder, Mr. Kevork Hovnanian, and the day-to-day management direction of the Company under Mr. Ara Hovnanian as President and CEO. Following the death of Mr. K. Hovnanian in September 2009, the Board of Directors appointed Mr. A. Hovnanian to the additional position of Chairman, believing that his more than 30 years of service to the Company, vast industry experience and close relationship with our founder uniquely qualified him for this role. The Board of Directors believes that combining these positions under Mr. A. Hovnanian’s leadership has enabled him to carry on the tradition of a strong leader that has always marked this family-controlled company and to successfully navigate the Company through the current challenging economic environment, as well as any future challenges.  In the view of the Board of Directors, this leadership structure also enables the Board of Directors to better fulfill its risk oversight responsibilities, as described above under “Oversight of Risk Management.”

Although the Board of Directors has not formally designated a lead independent Director, Mr. Kangas, the chairman of the Audit Committee, serves as the Director to whom correspondence may be directed on behalf of both the Board of Directors and the non-employee Directors, as described above under “Corporate Governance” beginning on page 55.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”) to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Company’s Corporate Governance Guidelines and its Code of Ethics.

The Related Person Transaction Policy provides that all Related Person Transactions (as defined in the Related Person Transaction Policy) covered by the Related Person Transaction Policy and involving a director, director nominees, executive officer or greater than 5% shareholder or an immediate family member of any such person are prohibited, unless approved or ratified by the disinterested members of the Board of Directors or the Corporate Governance and Nominating Committee. The Company’s employees, directors, director nominees, executive officers and their immediate family members are required to provide prompt and detailed notice of any purported Related Person Transaction to the Company’s Corporate Counsel or Chief Financial Officer, who in turn must promptly forward such notice and information to the Chairperson of the Board of Directors or the Corporate Governance and Nominating Committee and will advise the Corporate Governance and Nominating Committee or disinterested directors as to whether the Related Person Transaction will be required to be disclosed in applicable regulatory filings. The Company’s Corporate Counsel will document all non-reportable and reportable Related Person Transactions.

In reviewing Related Person Transactions for approval or ratification, the Corporate Governance and Nominating Committee or disinterested directors will consider the relevant facts and circumstances, including, without limitation:

•	the commercial reasonableness of the terms;

•	the benefit and perceived benefit (or lack thereof) to the Company;

•	opportunity costs of alternate transactions;

•	the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person; and

•
with respect to a non-employee director or nominee, whether the transaction would compromise the director’s (1) independence under the NYSE rules and Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee; (2) independence under the Company’s Certificate of Incorporation; (3) status as an “outside director” under Section 162(m) of the Internal Revenue Code if such non-employee director serves on the Compensation Committee; or (4) status as a “non-employee director” under Rule 16b-3 of the Exchange Act if such non-employee director serves on the Compensation Committee.

The Corporate Governance and Nominating Committee or the disinterested directors will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of its shareholders.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

•	the Company was or is to be a participant;

•	the amount involved exceeds $120,000; and

•	any related person had or will have a direct or indirect material interest.

A copy of our Related Person Transaction Policy is available as part of our Corporate Governance Guidelines on our website at www.khov.com under “Investors Relations/Corporate Governance.”

Related Person Transactions

The related transactions discussed below were entered into prior to the adoption of our Related Person Transaction Policy and were approved by the Board of Directors.

During the year ended October 31, 2003, we entered into an agreement (as subsequently amended) to purchase land in California for approximately $31.4 million from an entity that is owned by Hirair Hovnanian, a family relative of our Chairman of the Board and Chief Executive Officer. As of October 31, 2011, we have an option deposit of $3.1 million related to this land acquisition agreement. In accordance with ASC 810-10, we no longer have any balance consolidated under “Consolidated inventory not owned” in the Consolidated Balance Sheets. Neither the Company nor the Chairman of the Board and Chief Executive Officer has a financial interest in the relative’s company from whom the land was purchased.

In December 2005, we entered into an agreement to purchase land in New Jersey from an entity that is owned by Hirair Hovnanian, a family relative of our Chairman of the Board and Chief Executive Officer at a base price of $25 million. The land was to be acquired in four phases over a period of three years from the date of acquisition of the first phase and the land seller was obligated to obtain all government approvals. The purchase prices for all phases were subject to an increase in the purchase price of the phase per annum from February 1, 2008. On June 11, 2008, the parties amended the purchase agreement and closed title to 43 of the 86 building lots in phase one. The purchase of the balance of phase one was deferred to no later than the scheduled closing of phase four. On November 12, 2009, the parties closed title to 83 building lots located in phase two.  On June 22, 2010, the parties closed title to 84 building lots located in phase three.  On June 13, 2011, the parties closed title to 137 building lots, which included the building lots contained within phase four and the deferred balance of building lots from phase one.  As of October 31, 2011, all of the property under the purchase agreement had been purchased by the Company for a total purchase price of approximately $29.2 million. Neither the Company nor the Chairman of the Board and Chief Executive Officer has or had a financial interest in the relatives' company from whom the land was purchased.

The following transactions were reviewed, approved and ratified by the Board of Directors or by the Corporate Governance and Nominating Committee in accordance with our Related Person Transaction Policy.

During the fiscal years ended October 31, 2011, 2010, and 2009, an engineering firm owned by Tavit Najarian, a relative of our Chairman of the Board and Chief Executive Officer, provided services to the Company totaling $1.0 million, $1.3 million, and $1.7 million, respectively. Neither the Company nor the Chairman of the Board and Chief Executive Officer has a financial interest in the relative’s company from whom the services were provided.

During the fiscal years ended October 31, 2011 and 2010, a real estate development firm owned by Mazin Kalian, a relative of our Chairman of the Board and Chief Executive Officer, provided consulting services to the Company totaling less than $0.1 million and $0.2 million, respectively, including significant travel related expenses.  The consulting services consisted primarily of negotiations, community design and cost analysis on a potential joint venture.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 27, 2012.

Our 2012 proxy statement, the Company’s Annual Report to Shareholders for the year ended October 31, 2011 (which is not deemed to be part of the official proxy soliciting materials), proxy cards (for Class A Common Stock shareholders and registered Class B Common Stock shareholders) and any amendments to the foregoing materials that are required to be furnished to shareholders are available online at www.proxyvote.com.

For information on how to obtain directions to the Company’s 2012 Annual Meeting, please call our Investor Relations department at 1-800-815-9680.

GENERAL

Solicitation

The solicitation of proxies is being made by our Board of Directors on our behalf primarily through the internet and by mail, but directors, officers, employees, and contractors retained by us may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by us. In addition, we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting

Unless otherwise directed, the persons named in the proxy card(s) intend to vote all shares represented by proxies received by them in favor of the election of the nominees to the Board of Directors of the Company named herein, in favor of the ratification of the selected independent registered public accounting firm and in favor of the 2012 Plan and as recommended by the Board of Directors. All proxies will be voted as specified.

Each share of Class A Common Stock entitles the holder thereof to one vote, and each share of Class B Common Stock entitles the holder thereof to ten votes (except as provided below). Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class for proposals that require the affirmative vote of the holders of a majority of the votes cast. All votes will be certified by the Inspectors of Election, who are employees of the Company. Abstentions and broker non-votes will have no effect on the vote for proposal one because such shares are not considered votes cast. Abstentions will have no effect on the vote for proposal two because such shares are not considered votes cast. Brokers may vote shares with respect to proposal two in the absence of client instructions and thus there will be no broker non-votes with respect to proposal two.

In addition, with respect to proposal three, in order for the 2012 Plan to be approved, NYSE rules require the affirmative vote of a majority of shares of Class A Common Stock and Class B Common Stock, voting together, cast on the proposal, provided that a majority of the outstanding shares of common stock are voted on the proposal.  Under NYSE rules, brokers may not vote shares on the proposal to approve the 2012 Plan without specific instructions on that proposal from their customers.  Therefore, broker non-votes will not count as votes cast “for” or “against” the proposal to adopt the 2012 Plan and will have no effect on the outcome of the proposal, assuming a majority of the outstanding shares of common stock are otherwise voted on the proposal.  Abstentions are considered votes cast under NYSE rules with respect to proposal three and, thus, will have the same effect as a vote “against” the proposal and will be counted in determining whether a majority of the outstanding shares of common stock are voted on the proposal.

Notwithstanding the foregoing, the Company’s Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company’s knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held continuously, since the date of issuance, for the benefit or account of the same named beneficial owner of such shares (as defined in the Certificate of Incorporation) or any Permitted Transferee (as defined in the Certificate of Incorporation). Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must properly complete their voting instruction card, which is specially designed for beneficial owners of Class B Common Stock. The Company has also supplied nominee holders of Class B Common Stock with instructions and specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company’s Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed, and received not less than 3 nor more than 20 business days prior to March 27, 2012. Proxy cards should be mailed to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, N.Y. 11717.

Additional Matters

Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it has no information that others will attempt to do so. If other matters requiring the vote of shareholders properly come before the meeting and any adjournments or postponements thereof, it is the intention of the persons named in the proxy cards to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2013 proxy statement must submit such proposal to us at our principal executive offices to the attention of our Secretary no later than the close of business on October 17, 2012.

Our restated bylaws require timely notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not earlier than 120 days prior to the first anniversary of the 2012 Annual Meeting (November 27, 2012) but not later than 90 days prior to such anniversary date (December 27, 2012), provided, however, that in the event that the date of the 2013 annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our restated bylaws have other requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders’ meeting.

By Order of the Board of Directors HOVNANIAN ENTERPRISES, INC.
Red Bank, New Jersey
February 14, 2012

Appendix A

2012 HOVNANIAN ENTERPRISES, INC.
STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate such employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d) Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e) Board: The Board of Directors of the Company.

(f) Change in Control:

The occurrence of any of the following events:

(i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company’s outstanding securities as of the Effective Date, or any Family Member of such a Person, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

(ii) during any period of twenty-four consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f) (i), (iii) or (iv) of the Plan or (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the Company undergoes a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly-owned subsidiary.

(g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h) Committee: The Compensation Committee of the Board (or a subcommittee thereof as provided under Section 4), or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan, or the full Board.

(i) Company: Hovnanian Enterprises, Inc., a Delaware corporation, and any successors thereto.

(j) Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

(k) Effective Date: January 10, 2012, the date the Plan was adopted by the Board.

(l) Fair Market Value: On a given date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(m) Family Member:

(i) any Person holding securities representing 10% or more of the combined voting power of the Company’s outstanding securities as of the Effective Date;

(ii) any spouse of such a person;

(iii) any descendant of such a person;

(iv) any spouse of any descendant of such a person; or

(v) any trust for the benefit of any of the aforementioned persons.

(n) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(o) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(p)  Option: A stock option granted pursuant to Section 6 of the Plan.

(q) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(r) Participant: An employee, director or consultant of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(s) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(t) Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(u) Plan: The 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan.

(v) Shares: Shares of common stock of the Company.

(w) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(x) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. SHARES SUBJECT TO THE PLAN

Subject to Sections 4, 6(f) and 9 of the Plan, the total number of Shares which may be issued under the Plan pursuant to grants of ISOs or other Awards is 5,000,000 and the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant shall be 2,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. In the event that any Awards under the Plan terminate or lapse for any reason without payment of consideration, the number of Shares subject to such terminated or lapsed Awards shall be available for future Award grants under the Plan.

4. ADMINISTRATION

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which Shares are listed or admitted to trading; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administrations of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other, taxes as a result of the exercise or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 1,000,000 Shares in each fiscal year to Participants who are (i) not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or (ii) covered employees (or anticipated to become covered employees) as such term is defined in Section 162(m) of the Code; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5. LIMITATIONS

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4).

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. The Committee may, in its discretion, accelerate the date after which Options may be exercised in whole or in part. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to accelerate the date after which Options may be exercised in whole or in part.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full not later than at the time that the Shares being purchased are delivered to or at the direction of the Participant, in each case at the election of the Participant to the extent permitted by law and as designated by the Committee, (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in such Shares, (iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased or (v) through net settlement in Shares. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

(f) Repricing of Options. Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan to (i) lower the exercise prices of any Company stock options after they are granted, (ii) exchange stock options for stock options with lower exercise prices or for other Awards (other than pursuant to Section 9 hereof) or (iii) take any other action that is treated as a “repricing” of stock options under generally accepted accounting principles. Any such approved action shall be treated as a grant of a new Award to the extent required under Sections 162(m), 422 or 424 of the Code (for individuals who are “covered employees” under Section 162(m) of the Code at the time of such action, or for stock options that are intended to retain their status as ISOs).

7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, restated By-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right.  Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

8. OTHER STOCK-BASED AWARDS

(a) Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) total shareholder return; (viii) expense management; (ix) return on investment; (x) improvements in capital structure; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xx) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. In any event, the performance goals shall be based on an objective formula or standard. The maximum amount of Shares that may be granted as subject to a Performance-Based Award denominated in Shares shall be 2,000,000 Shares per fiscal year for any Participant. The maximum amount payable in respect of a Performance-Based Award that is not denominated in Shares during a fiscal year to any Participant shall be equal to the greater of (x) $15,000,000 and (y) 2.5 percent (2.5%) of the Company’s income before income taxes, as reported in the Company’s audited consolidated financial statements for the year in respect of which the Performance-Based Award is to be payable or distributed, as applicable. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9. ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders of Shares other than regular cash dividends or any similar event, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 of the Plan or pursuant to outstanding Awards, (ii) the Option Price, (iii) the maximum number or amount of Awards that may be granted to any Participant during a fiscal year and/or (iv) any other affected terms of such Awards.

(b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10. NO RIGHT TO EMPLOYMENT

The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant.

11. SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of the Company and a Participant; including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12. NONTRANSFERABILITY OF AWARDS

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Participant may transfer an Option (other than an ISO) in whole or in part by gift or domestic relations order to a family member of the Participant (a “Permitted Transferee”) and, following any such transfer such Option or portion thereof shall be exercisable only by the Permitted Transferee, provided that no such Option or portion thereof is transferred for value, and provided further that, following any such transfer, neither such Option or any portion thereof nor any right hereunder shall be transferable other than to the Participant or otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. For purposes of this Section 12, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13. AMENDMENTS OR TERMINATION

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in the Plan for adjustments in certain events), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Committee may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14. INTERNATIONAL PARTICIPANTS

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15. CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

16. EFFECTIVENESS OF THE PLAN

The Plan shall be effective as of the Effective Date, subject to the approval of the Company’s shareholders.

17. SECTION 409A

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments or deliveries of shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries of shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 26, 2012 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40030-P18931 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Director's recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Directors

1. Election of directors.

Nominees:

01) Ara K. Hovnanian
02) Robert B. Coutts
03) Edward A. Kangas
04) Joseph A. Marengi
05) John J. Robbins
06) J. Larry Sorsby
07) Stephen D. Weinroth

Vote on Proposals

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.	☐	☐	☐
3. Approval of the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan.	☐	☐	☐

4. Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 26, 2012 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40032-P18931 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Director's recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Directors

1. Election of directors.

Nominees:

01) Ara K. Hovnanian
02) Robert B. Coutts
03) Edward A. Kangas
04) Joseph A. Marengi
05) John J. Robbins
06) J. Larry Sorsby
07) Stephen D. Weinroth

Vote on Proposals

		For	Against	Abstain
2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.	☐	☐	☐
3.	Approval of the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan.	☐	☐	☐

4. Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if your mailed proxy card is received not less than 3 nor more than 20 business days prior to March 27, 2012.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40034-P18931 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Director's recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Directors

1. Election of directors.

Nominees:

01) Ara K. Hovnanian
02) Robert B. Coutts
03) Edward A. Kangas
04) Joseph A. Marengi
05) John J. Robbins
06) J. Larry Sorsby
07) Stephen D. Weinroth

Vote on Proposals

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.	☐	☐	☐
3. Approval of the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan.	☐	☐	☐

4. Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

HOVNANIAN ENTERPRISES, INC.
ANNUAL MEETING FOR HOLDERS AS OF 1/30/12
TO BE HELD ON 3/27/12

Your vote is important. Thank you for voting.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the voting instruction form below.
3) Sign and date the voting instruction form.
4) Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40357-P18908

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The following material is available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of directors.	☐	☐	☐

Nominees:

01) Ara K. Hovnanian
02) Robert B. Coutts
03) Edward A. Kangas
04) Joseph A. Marengi
05) John J. Robbins
06) J. Larry Sorsby
07) Stephen D. Weinroth

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.	☐	☐	☐
3. Approval of the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan.	☐	☐	☐

4. Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

By signing below, the undersigned certifies that (A) with respect to ______ of the shares represented by this voting instruction card, the undersigned has been the beneficial owner of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph 4 (A) (i) of paragraph FOURTH of the Company's amended Certificate of Incorporation) of any such beneficial owner and (B) with respect to the remaining ______ shares represented by this voting instruction card, the undersigned has not been the beneficial owner of such shares continuously since the date of their issuance nor is the undersigned a Permitted Transferee of any such beneficial owner.

If no certification is made, it will be deemed that all shares of Class B Common Stock represented by this voting instruction card have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope. This voting instruction card must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date